Exhibit 1

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                              INVESTMENT AGREEMENT


                                      AMONG


                          PLATINUM ENTERTAINMENT, INC.,


                                  MAC MUSIC LLC


                                       AND


                            SK-PALLADIN PARTNERS, LP


         ---------------------------------------------------------------



                          Dated as of October 12, 1997



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                            TABLE OF CONTENTS

                                                                      PAGE


1.    DEFINITIONS......................................................1

2.    CLOSING..........................................................7
      2.1     Time and Place of the Closing............................7
      2.2     Transactions at the Closing..............................8
      2.3     Transaction Fee; Transaction Expenses....................8

3.    CONDITIONS TO THE CLOSING........................................8
      3.1     Conditions Precedent to the Obligations of the
              Purchasers...............................................8
              3.1.1  Compliance by the Company.........................8
              3.1.2  Stockholder Approval..............................9
              3.1.4  Board of Directors................................9
              3.1.5  Absence of Material Adverse Effect................9
              3.1.6  Credit Agreement..................................9
              3.1.7  Purchase Permitted by Applicable Laws; Legal
                     Investment........................................9
              3.1.8  Opinion of Counsel...............................10
              3.1.9  Approval of Counsel to the Purchasers............10
              3.1.10  Consents........................................10
              3.1.11  Due Diligence...................................10
              3.1.12  Market Conditions...............................10
              3.1.13  No Litigation...................................11
              3.1.14  No Default or Breach............................11
              3.1.15  Officer's Certificate...........................11
              3.1.16  Secretary's Certificate.........................11
              3.1.17  No Injunction...................................11
      3.2     Conditions Precedent to Obligations of the Company......12
              3.2.1  Compliance by the Purchasers.....................12
              3.2.2  Stockholder Approval.............................12
              3.2.3  Consents.........................................12
              3.2.4  Purchaser's Certificate..........................12
              3.2.5  No Injunction....................................12
              3.2.6  Issuance Permitted by Law........................13

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................13
      4.1     Corporate Existence and Power...........................13
      4.2     Power and Authority.....................................13
      4.3     Affiliate Transactions..................................14
      4.4     No Contravention, Conflict, Breach, Etc.................14
      4.5     Consents................................................14
      4.6     Capitalization..........................................15
      4.7     No Rights Plan..........................................15





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                                                                     PAGE

      4.8     Registration Rights.....................................15
      4.9     Subsidiaries............................................15
      4.10    SEC Documents...........................................16
      4.11    Financial Statements....................................17
      4.12    No Existing Violation, Default, Etc.....................17
      4.13    Licenses and Permits....................................18
      4.14    Title to Properties.....................................18
      4.15    Rights to Catalogue.....................................19
      4.16    Intellectual Property...................................21
      4.17    Environmental Matters...................................22
      4.18    Taxes...................................................23
      4.19    Litigation..............................................24
      4.20    Labor Relations.........................................24
      4.21    Employee Benefits.......................................24
      4.22    Contracts...............................................26
      4.23    Contingent Liabilities..................................26
      4.24    No Material Adverse Change..............................26
      4.25    Broker's Fees...........................................26
      4.26    Investment Company......................................27
      4.27    Exemption from Registration; Restrictions on Offer
              and Sale of Same or Similar Securities..................27
      4.28    Loan Documents..........................................27

5.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS................27
      5.1     Existence and Power.....................................27
      5.2     Power and Authority.....................................27
      5.3     No Contravention, Conflict, Breach, Etc.................28
      5.4     Consents................................................28
      5.5     Acquisition for Own Account.............................28
      5.6     Available Funds.........................................28
      5.7     Interested Stockholder..................................29

6.    CERTAIN COVENANTS AND AGREEMENTS................................29
      6.1     Pre-Closing Covenants...................................29
              6.1.1  Stockholder Meeting; Proxy Material..............29
              6.1.2  Delivery of Schedules............................29
              6.1.3  Conduct of Business..............................29
              6.1.4  Inspection.......................................31
              6.1.5  Publicity........................................32
      6.2     Post-Closing Covenants..................................32
              6.2.1  Use of Proceeds..................................32
              6.2.2  Financial Statements.............................32





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                                                                     PAGE

              6.2.3  Inspections......................................33
              6.2.4  Restrictions on Transfer; Legends................34
              6.2.5  Board of Directors...............................34
              6.2.6  Series A Preferred Stock.........................37
      6.3     Principal Shareholders Agreement........................37

7.    SURVIVAL OF REPRESENTATIONS, WARRANTIES
      AND COVENANTS...................................................38

8.    INDEMNIFICATION.................................................38

9.    REGISTRATION RIGHTS.............................................39
      9.1     Securities Subject to this Agreement....................39
      9.2     Demand Registration.....................................39
      9.3     Piggy-Back Registration.................................41
      9.4     Holdback Agreements.....................................42
      9.5     Registration Procedures.................................43
      9.6     Registration Expenses...................................46
      9.7     Indemnification; Contribution...........................47
      9.8     Rule 144................................................49

10.   TERMINATION.....................................................50
      10.1     Termination............................................50
      10.2     Effect of Termination..................................51

11.   MISCELLANEOUS...................................................51
      11.1     Performance; Waiver....................................51
      11.2    Successors and Assigns..................................51
      11.3    Notices.................................................51
      11.4    Transaction Expenses....................................53
      11.5    Governing Law...........................................53
      11.6    Severability............................................53
      11.7    Headings; Interpretation................................53
      11.8    Entire Agreement........................................53
      11.9    No Third Party Rights...................................54
      11.10   Remedies for Breach.....................................54
      11.11   Counterparts............................................55






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                                                                      PAGE
EXHIBITS

      A.      Form of Certificate of Designation
      B.      Form of Warrant Certificate
      C.      Form of By-law Amendment
      D.      Form of Consulting Agreement
      E.      Form of Right of First Refusal


SCHEDULES

      2.2     Purchase of Securities
      4.3     Affiliate Transactions
      4.6     Capitalization
      4.8     Registration Rights
      4.9     Subsidiaries
      4.13    Licenses and Permits
      4.15(a) Masters
      4.15(c) Rights - Masters
      4.15(d) Licensees
      4.15(e) Significant Compositions and Recordings
      4.15(f) Music Contracts
      4.15(g) Encumbrances
      4.16    Intellectual Property
      4.18    Closed Tax Year
      4.20    Labor Relations
      4.21    Benefit Plans





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                                                                               1







                          INVESTMENT AGREEMENT


            INVESTMENT AGREEMENT ("AGREEMENT"), dated as of October 12, 1997, among Platinum Entertainment, Inc., a Delaware corporation (the "Company"), MAC Music LLC, a Delaware limited liability company ("MAC"), and SK-Palladin Partners, LP, a Delaware limited partnership ("Palladin" and, together with MAC, the "Purchasers").

            WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) an aggregate of 20,000 shares (the "Shares") of the Company's Series B Convertible Preferred Stock, par value $.001 per share, having the terms and conditions set forth in a Certificate of Designation substantially in the form attached hereto as Exhibit A (the "Preferred Stock"), and (ii) warrants to purchase an aggregate of 3,600,000 shares of the Company's Common Stock, at the prices per share set forth in the form of Warrant Certificate attached hereto as Exhibit B (the "Warrants" and together with the shares of Preferred Stock, the "Securities"), upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, each of the Company and the Purchasers agrees as follows:

            1.    DEFINITIONS.

                  The terms defined in this Section 1 shall have the following meanings for all purposes of this Agreement:

            "Act" means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

            An "Affiliate" of, or a person "affiliated" with, a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. No member of MAC and no owner of a limited partnership interest of Palladin shall be deemed an affiliate of, or a Person "affiliated" with, such Purchaser solely by reason of such membership or ownership.







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            "Annual Reports" means the Company's Annual Reports on Form 10-K for the years ended May 31, 1997 and 1996, each as filed with the SEC (including, in each case, all amendments thereto filed with the SEC prior to the date of this Agreement, all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any amendments thereto made subsequent to the date hereof).

            "Artist" means (i) any artist or producer who participated in the recording of any Master (or any portion thereof) or (ii) any author or writer of any Musical Composition.

            "Benefit Plans" has the meaning set forth in Section 4.21.

            "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

            "By-laws" means the By-laws of the Company, as amended through the date hereof.

            "By-law Amendment" means an amendment to the By-laws giving effect to the requirements of Section 6.2.5, in substantially the form of Exhibit C hereto.

            "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended through the date hereof.

            "Certificate of Designation" means the Certificate of The Powers Designations, Preferences and Rights of the Preferred Stock substantially in the form of Exhibit A hereto.

            "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or group of Persons acting in concert as a partnership or other group within the meaning of Rule 13d-5 under the Exchange Act (a "GROUP OF PERSONS"), (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors (or its replacements approved by the Board of Directors) as constituted at the beginning of such period, or (iv) a Person or






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Group of Persons (other than the Purchasers and their Affiliates) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 49% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

            "Closing" has the meaning set forth in Section 2.1.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Closing Date" has the meaning set forth in Section 2.1.

            "Common Stock" means a share of the Company's Common Stock, par value $.001 per share.

            "Company" has the meaning set forth in the preamble to this Agreement.

            "Credit Agreement" means the credit agreement to be entered into prior to the Closing, among the Company, Intersound, Inc., Bank of Montreal as Administrative Agent and as Syndication Agent, and the several lenders from time to time parties thereto.

            "Disclosure Schedules" has the meaning set forth in Section 6.1.2.

            "Encumbrance" means any mortgage, pledge, lien, security interest, restriction upon voting or transfer, claim or other encumbrance of any kind.

            "Environmental Laws" means all federal, state, local and foreign laws, principles of common law, regulations, codes and ordinances, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment, or health and safety, as in effect on the date hereof.

            "ERISA" has the meaning set forth in Section 4.21.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of such superseding Federal statute.







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                                                                               4




            "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of January 31, 1997, among the Company, Bank of Montreal and the several lenders from time to time party thereto, as amended through the date hereof.

            "Governmental Authority" means the government of any nation or state, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Intellectual Property" has the meaning set forth in Section
4.16(a).

            "IP Licenses" has the meaning set forth in Section 4.16(b).

            "Knowledge of the Company" means the knowledge, after due inquiry, of any of the following officers of the Company: Steven Devick, Doug Laux, Thomas Levens, Michael Olsen, Lynne Hoffman-Engle, Bryan Hadley, Jena Finley, William Gilbert, George Collier, Leighton Singelton, Edward A. Mascolo, Juan Contreas and Angel Sanchez.

            "Law" means any law, treaty, rule or regulation of a Governmental Authority or judgment, order, writ, injunction or determination of an arbitrator or a court or other Governmental Authority as in effect on the date hereof.

            "Litigation Claims" has the meaning set forth in Section 4.19.

            "Licenses" means any certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.

            "Loan Documents" has the meaning set forth in Section 4.28.

            "Losses" has the meaning set forth in Section 8.

            "Master" means any Master Recording in or to which the Company or any of its Subsidiaries shall have any Rights.

            "Master Recording" means every form of recording (whether now known or unknown), embodying sound alone, which may be used in the recording, production or manufacture of Records.







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                                                                               5




            "Material Adverse Effect" means a material adverse effect on the assets, results of operations, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

            "Musical Composition" means any musical composition in or to which the Company or any of its Subsidiaries have any Rights.

            "Music Contracts" shall mean all contracts relating to the Company's and its Subsidiaries compositions and Masters, including without limitation, contracts relating to mechanical rights, synchronization rights, broadcasting rights, television rights, film rights, small performing rights, grand performing rights, printing and publication rights, administration rights, foreign rights of whatsoever kind and nature, audio-visual rights and rights for all use in all media and to all royalties and other payments with respect thereto, or relating to the services of any Person or group of Persons that performs compositions on Masters and/or composes words and/or music and/or receives credit for doing so.

            "1997 Audited Financial Statements" has the meaning set forth in
Section 4.11.

            "NYSE" means the New York Stock Exchange, Inc.

            "Options" has the meaning set forth in Section 4.6.

            "Person" means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Preferred Stock" has the meaning set forth in the first recital of this Agreement.

            "Proposal" has the meaning set forth in Section 6.1.1.

            "Proxy Statement" means the proxy statement of the Company on
Schedule 14A to be filed with the SEC in connection with the Stockholder Meeting, as amended or supplemented (including all exhibits and schedules thereto and documents incorporated by reference therein).

            "Purchaser Director" means any person nominated for election to the Board of Directors or serving as a member of the Board of Directors who has been designated by the Purchasers in accordance with this Agreement.







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                                                                               6




            "Purchasers" has the meaning set forth in the preamble to this Agreement.

            "Quarterly Reports" means the Company's Quarterly Reports on Form 10-Q for the quarters ended February 28, 1997, November 30, 1996 and August 31, 1996, each as filed with the SEC and, when filed, the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997.

            "Record" means every form of reproduction (whether now known or unknown), embodying sound alone, or sound accompanied by visual images, including, without limitation, discs of any speed or size, reel-to-reel tapes, cartridges, cassettes, other pre-recorded tapes, compact discs, digital audio tapes, digital compact cassettes or any other digital device.

            "Representatives" shall mean the officers and partners of the Purchasers and the employees, counsel, accountants and other authorized representatives of the Purchasers or any of their respective Affiliates.

            "Rights" shall mean any rights, title, interest or benefit of whatever kind and nature.

            "Registrable Securities" shall mean the shares of Common Stock issued or issuable upon conversion or exercise of the Securities.

            "Restricted Securities" shall mean the Securities and shares of Common Stock issued or issuable upon conversion or exercise of the Securities.

            "SEC" means the Securities and Exchange Commission.

            "SEC Documents" means the Annual Reports, the Quarterly Reports and all other documents filed by the Company with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act (including all exhibits and schedules thereto and documents incorporated by reference therein) since June 1, 1996, but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.

            "Securities" has the meaning set forth in the first recital of this Agreement.

            "Significant Compositions" shall mean the 300 highest earning compositions of the Company and its Subsidiaries as measured by the net revenues for the year ended May 31, 1997 (giving pro forma effect to the Company's acquisition of Intersound, Inc.).







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            "Stockholder Meeting" has the meaning set forth in Section 6.1.

            "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, joint venture, association, limited liability company or partnership, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which 50% or more of the equity ownership is, at the time, owned, directly or indirectly by such Person.

            "Tax" or "Taxes" has the meaning set forth in Section 4.18.

            "Transaction Documents" has the meaning set forth in Section 4.29.

            "Transaction Expenses" means, with respect to the Company or the Purchasers and their Affiliates, the expenses of such Person or Persons (whether or not incurred prior to the date hereof) arising out of, relating to or incidental to the discussion, evaluation, negotiation, documentation and closing or potential closing of the transactions contemplated hereby (including, without limitation, the reasonable fees, disbursements and other expenses of lawyers, accountants, actuaries, investment bankers and any other advisors thereto) and any filing fees incurred in connection with such transactions.

            "Transfer" means, with respect to any Securities, any sale, assignment, transfer or disposition by gift or otherwise, including without limitation, any distribution in liquidation or otherwise by a corporation or partnership or other Person.

            "Unaffiliated Director" means a director who is not a Purchaser Director and who is not an officer or employee of the Company or of any Affiliate of the Company.

            2.    CLOSING.

                  2.1 TIME AND PLACE OF THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Securities contemplated hereby (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 A.M., New York time, on a date to be mutually agreed upon by the parties, which date shall be no later than the later of (i) October 28, 1997, (ii) the first business day following the tenth day after the date on which the Company delivers the last of the Disclosure Schedules to each Purchaser, and (iii) the first business day after the satisfaction of the condition set forth in Section 3.1.2, assuming that all of the other conditions to Closing in Section 3 shall have been satisfied or waived. The "Closing Date" shall be the date the Closing occurs.







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                  2.2 TRANSACTIONS AT THE CLOSING. At the Closing, subject to the terms and conditions of this Agreement, the Company shall issue and sell to each of the Purchasers, and each of the Purchasers severally (and not jointly) shall purchase, such number of shares of Preferred Stock and the number of Warrants as are set forth opposite such Purchaser's name on Schedule 2.2 for an aggregate purchase price of $20,000,000 (the "Purchase Price"). At the Closing, the Company shall deliver to each of the Purchasers certificates representing such number of shares of Preferred Stock and a Warrant Certificate representing the number of Warrants as are set forth opposite such Purchaser's name on
Schedule 2.2, each registered in the name of such Purchaser or its nominees, against payment by each Purchaser of the portion of the Purchase Price payable by such Purchaser in respect thereof as set forth beside such Purchaser's name on Schedule 2.2 by wire transfer of immediately available funds to an account or accounts previously designated by the Company. The portion of the Purchase Price payable by each Purchaser shall be allocated to the Securities purchased by such Purchaser as set forth on Schedule 2.2.

                  2.3 TRANSACTION FEE; TRANSACTION EXPENSES. At the Closing, subject to the terms and provisions of this Agreement, the Company shall pay (i) to each Purchaser or its designee a transaction fee in an amount equal to 2% of the amount paid by such Purchaser for the Securities purchased pursuant hereto, and (ii) to the Purchasers or their designee an amount equal to the Transaction Expenses of the Purchasers and their Affiliates, in each case, by wire transfer of immediately available funds to an account or accounts designated by the Persons entitled to receive such payment.

            3.    CONDITIONS TO THE CLOSING.

                  3.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of each of the Purchasers to purchase its Securities, pay its portion of the Purchase Price therefor at the Closing and perform any of its obligation hereunder are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by each of the Purchasers at or prior to the Closing):

                        3.1.1 COMPLIANCE BY THE COMPANY. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company at or prior to the Closing shall have been complied with and performed by it in all material respects, and the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for (i) changes expressly contemplated by this Agreement and (ii) representations and warranties that are made as of a specific time, which shall be true and correct only as of such time.







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                        3.1.2 STOCKHOLDER APPROVAL. The sale of the Securities
to the Purchasers pursuant to this Agreement shall have been duly approved by the holders of the Common Stock at the Stockholder Meeting.

                        3.1.3 BY-LAW AMENDMENT. The By-law Amendment shall have been duly adopted and approved by the Board of Directors and shall be in full force and effect on the Closing Date.

                        3.1.4 BOARD OF DIRECTORS. The Board of Directors shall consist of eleven members, four of whom shall be the Purchaser Designees and not less than two of whom shall be Unaffiliated Directors.

                        3.1.5 ABSENCE OF MATERIAL ADVERSE EFFECT. No event or events shall have occurred after May 31, 1997 that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the assets, results of operations, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, other than events affecting the record industry generally.

                        3.1.6 CREDIT AGREEMENT. The Company and the other parties thereto shall have entered into the Credit Agreement, which shall be in a form reasonably satisfactory to the Purchasers. The Company shall have satisfied all (and the lenders shall not have waived any) conditions to the obligation of the lenders under the Credit Agreement to make the initial loans thereunder (other than the condition that the Company has completed the sale of the Securities contemplated by this Agreement) and no event shall have occurred and be continuing, the occurrence or continuance of which would relieve the lenders under the Credit Agreement of their obligations to advance funds, or would preclude them from advancing funds, to the Company; and the lenders under the Credit Agreement shall simultaneously with the purchase of the Securities hereunder advance funds under the Credit Agreement in the amount which, when combined with the proceeds from the sale of the Securities pursuant hereto will permit the Company to repay all indebtedness under the Existing Credit Agreement, pay all Transaction Expenses and pay all Company broker fees and expenses. The Company shall have provided to the Purchasers true and complete copies of the Credit Agreement and all closing documents delivered to the parties to the Credit Agreement.

                        3.1.7 PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. The acquisition of and payment for the Securities and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject any Purchaser to any penalty or, in the reasonable judgment of any Purchaser, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.






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                                                                              10




                        3.1.8 OPINION OF COUNSEL. Each Purchaser shall have received the opinion of Katten, Muchin & Zavis, counsel to the Company, dated the Closing Date, addressing the due authorization, execution and delivery by the Company of this Agreement, and such other matters as the Purchasers may reasonably request, in form and substance reasonably acceptable to the Purchasers.

                        3.1.9 APPROVAL OF COUNSEL TO THE PURCHASERS. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, as to their form and substance.

                        3.1.10 CONSENTS. All material consents, approvals, authorizations, orders, registrations, filings and qualifications of or with any Governmental Authority and other Persons (whether acting in an individual, fiduciary or other capacity) necessary or required to be made or obtained by the Company for the consummation of the transactions contemplated by this Agreement, shall have been made or obtained, as the case may be, and shall be in full force and effect, and each of the Purchasers shall have been furnished with appropriate evidence thereof.

                        3.1.11 DUE DILIGENCE. Each Purchaser shall have completed and be reasonably satisfied with the results of its due diligence review of the assets, business, properties and financial and other condition of the Company and its Subsidiaries. This condition shall be deemed satisfied unless prior to 5:00 p.m. on the later of (i) October 27, 1997 and (ii) the tenth day after the day on which the Company delivers to each Purchaser the last of the Disclosure Schedules, a Purchaser provides written notice to the Company that it has not been satisfied.

                        3.1.12 MARKET CONDITIONS. Prior to the Closing Date, (a) trading in securities generally on the NYSE shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the SEC or any court or other Governmental Authority, (b) a general banking moratorium shall not have been declared by either federal or New York State authorities or (c) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

                        3.1.13 NO LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries which would, if adversely determined, in the reasonable judgment of the Purchasers, (a) after giving effect to the transactions contemplated hereby, have a material adverse effect on the assets, results of operations, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) materially adversely effect the ability of the Company to perform its obligations under this Agreement.

                        3.1.14 NO DEFAULT OR BREACH. The Company shall not have been in default under or with respect to this Agreement and, after giving effect to the transactions contemplated hereby and thereby, the Company will not be in default under any of its obligations or any covenant contained in this Agreement, the Warrant or the Credit Agreement.

                        3.1.15 OFFICER'S CERTIFICATE. The Purchasers shall have received a certificate, dated the Closing Date and signed by the Chairman of the Board of Directors or the President of the Company on behalf of the Company, certifying that the conditions set forth in Sections 3.1.1 through 3.1.6, 3.1.10, 3.1.14 and 3.1.17 have been satisfied on and as of such date.

                        3.1.16 SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate, dated the Closing Date and signed by the secretary or an assistant secretary of the Company on behalf of the Company, certifying the truth and correctness of attached copies of the Certificate of Incorporation (including amendments thereto), the By-laws (including amendments thereto), and resolutions of the Board of Directors and the holders of the Common Stock approving the sale of the Securities to the Purchasers and the other transactions contemplated hereby.

                        3.1.17 NO INJUNCTION. There shall be no judgment, injunction, order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement to be consummated at or before the Closing.

                        3.1.18 CONSULTING AGREEMENT. The Company shall have executed and delivered to each of the Purchasers (or their respective designees) a Consulting Agreement substantially in the form of Exhibit D hereto.

                        3.1.19 RIGHT OF FIRST REFUSAL. The Company shall have executed and delivered to MAC an agreement substantially in the form of Exhibit E.

                        3.1.20 DISCLOSURE SCHEDULES. The Disclosure Schedules shall have been delivered to each of the Purchasers and shall be in form and substance satisfactory to each Purchaser. This condition shall be deemed satisfied unless prior to 5:00 p.m. on the tenth day after the day on which the Company delivers to each of the Purchasers the last of the Disclosure Schedules, a Purchaser provides written notice to the Company that this condition has not been satisfied.

                  3.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to be discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Company at or prior to the Closing):

                        3.2.1 COMPLIANCE BY THE PURCHASERS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchasers in all material respects at or prior to the Closing, shall have been complied with and performed in all material respects by the Purchasers and the representations and warranties made by the Purchasers in this Agreement, shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for changes contemplated by this Agreement.

                        3.2.2 STOCKHOLDER APPROVAL. The sale of the Securities to the Purchasers shall have been duly approved by the holders of the Common Stock at the Stockholder Meeting.

                        3.2.3 CONSENTS. All material consents, approvals, authorizations, orders, registrations, filings and qualifications of or with any Governmental Authority and other Persons (whether acting in an individual, fiduciary or other capacity) necessary or required to be made or obtained by the Purchasers for the consummation of the transactions contemplated by this Agreement, shall have been made or obtained, as the case may be, and shall be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

                        3.2.4 PURCHASER'S CERTIFICATE. The Company shall have received from each Purchaser a certificate of such Purchaser, dated the Closing Date and signed by such Purchaser's general partner or managing member as the case may be, certifying that the conditions set forth in Sections 3.2.1 and 3.2.3, insofar as they relate to such Purchaser, have been satisfied on and as of such date.

                        3.2.5 NO INJUNCTION. There shall be no judgment, injunction, order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement to be consummated at or before the Closing.

                        3.2.6 ISSUANCE PERMITTED BY LAW. The issuance and sale by the Company to the Purchasers pursuant hereto of the Securities shall not be prohibited by applicable law or governmental regulation.

            4.    REPRESENTATIONS AND WARRANTIES OF THE
                  COMPANY.

            The Company hereby represents and warrants to each Purchaser as follows:

                  4.1 CORPORATE EXISTENCE AND POWER. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents filed with the SEC prior to the date of this Agreement and as currently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.

                        (b) True and complete copies of the Certificate of Incorporation and the By-Laws as in effect on the date hereof have been provided by the Company to the Purchasers. The minute books of the Company contain in all material respects true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders of the Company.

                  4.2 POWER AND AUTHORITY. The Company has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors and no further corporate action on the part of the Company (other than the actions described in Sections
3.1.2 and 3.1.4 and the filing of the Certificate of Designation under the Delaware General Corporation Law) is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. Subject to stockholder approval of the Proposal, the Board of Directors shall have duly adopted the Certificate of Designation and the Certificate Amendment. The Board of Directors has approved the By-law Amendment and effective upon the Closing the By-laws will contain the By-law Amendment. By approving the issue of the Securities the foregoing authorization and approval by the Board of Directors constitutes prior approval by the Board of Directors of the transaction which resulted in the Purchasers becoming "interested stockholders" within the meaning of Section 203 of the Delaware General Corporation Law if the Purchasers, or any one of them, become "interested stockholders" within the meaning of paragraph (a)(1) of Section 203 of the Delaware General Corporation Law as a result of the conversion of the Preferred Shares into shares of Common Stock in accordance with the terms of the Certificate of Designation and/or as a result of the exercise of the Warrants. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  4.3 AFFILIATE TRANSACTIONS. Except as disclosed in the Proxy Statement in the form first mailed to the Company's stockholders or in Schedule 4.3, since June 1, 1996, the Company and its Subsidiaries have not entered into or continued any material transaction or material series of transactions with any stockholder, officer, director, employee or Affiliate of the Company, other than transactions between or among the Company and its Subsidiaries in the ordinary course of business of the Company and its Subsidiaries.

                  4.4 NO CONTRAVENTION, CONFLICT, BREACH, ETC. The execution, delivery and performance of this Agreement and each Transaction Document to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any assets or properties of the Company or any of its Subsidiaries or cause the Company or any of its Subsidiaries to be required to redeem, repurchase or offer to repurchase any of their respective indebtedness under (i) the certificate of incorporation, the by-laws or other organizational document of the Company or any of its Subsidiaries, (ii) any material Law of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations or (iii) any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject.

                  4.5 CONSENTS. No consent, approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Authority,
(ii) stock exchange on which the securities of the Company are traded or (iii) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, except the actions described in
Section 3.1.2 and such approvals as may be required under the Act and state securities laws in connection with the performance by the Company of its obligations under Section 9 hereof and except consents which are not material to the business or operations of the Company and its Subsidiaries, taken as a whole.

                  4.6 CAPITALIZATION. Set forth on Schedule 4.6 is a true and complete description of (i) the authorized capital stock of the Company, (ii) the issued and outstanding capital stock of the Company and (iii) all outstanding options, warrants, conversion privileges or other rights to purchase or otherwise acquire any authorized but unissued or treasury shares of capital stock (collectively, "Options") of the Company. No shares of the Company's Series A-1 Preferred Stock, par value $.001 per share (the "Series A-1 Preferred Stock), or Series A-2 Preferred Stock, par value $.001 per share (the "Series A-2 Preferred Stock") are issued and outstanding, and no Options to acquire any such shares are outstanding. Schedule 4.6 sets forth the number of shares of Common Stock reserved for (a) issuance upon exercise of all outstanding Options,
(b) issuance upon conversion of the Preferred Stock, and (c) issuance upon exercise of the Warrants. No other shares of the Company's capital stock are reserved for future issuance. The shares of Preferred Stock and the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, and the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, when issued and paid for in compliance with the provisions of this Agreement, the Certificate of Designation, the Warrants and the Certificate of Incorporation, will be duly authorized, validly issued, fully paid and nonassessable. The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable federal securities laws or an exemption therefrom.

                  4.7 NO RIGHTS PLAN. The Company has not adopted a stock holders rights plan, poison pill or similar arrangement.

                  4.8 REGISTRATION RIGHTS. Except as set forth on Schedule 4.8, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights to any Person, whether consistent or inconsistent with the rights to be granted to the Purchasers in this Agreement.

                  4.9 SUBSIDIARIES. Schedule 4.9 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except for its Subsidiaries, the Company holds no equity, partnership, joint venture or other interest in any Person. True and complete copies of the certificate of incorporation, by-laws and other organizational documents of the Subsidiaries of the Company as in effect on the date hereof have been provided by the Company to the Purchasers. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect. All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through other Subsidiaries of the Company (other than directors' qualifying shares), free and clear of any Encumbrance (other than the pledge of capital stock of Subsidiaries of the Company under the Existing Credit Agreement or the Credit Agreement and such transfer restrictions as may exist under federal and state securities laws or any Encumbrances between or among the Company and/or any Subsidiary of the Company), and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company or any Subsidiary of the Company, to acquire any such capital stock, any additional capital stock or any other securities of any such Subsidiary. There exists no restriction, other than those pursuant to applicable law or regulation, on the payment of cash dividends by any Subsidiary.

                  4.10  SEC DOCUMENTS.

                            (a) The Company has delivered true and complete
copies of all SEC Documents to the Purchasers.

                            (b) As of its filing date, each SEC Document filed,
and each SEC Document that will be filed by the Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Exchange Act (i) complied or will comply in all material respects with the applicable requirements of the Exchange Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                            (c) Each final registration statement filed with the
SEC, and each final registration statement that will be filed with the SEC by the Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Act, as of the date such statement or amendment became or will become effective (i) complied or will comply in all material respects with the applicable requirements of the Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

                            (d) At the time the Proxy Statement is first mailed
to the stockholders of the Company, and at the time such stockholders vote on approval of the transactions contemplated hereby, the Proxy Statement, as then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) any statement or omissions included in the Proxy Statement based upon information furnished in writing to the Company by the Purchasers specifically for use therein or (ii) any portion thereof which is not deemed to be filed under applicable SEC rules and regulations.

                  4.11 FINANCIAL STATEMENTS. The audited consolidated financial statements and related schedules and notes included in the SEC Documents comply in all material respects with the requirements of the Exchange Act and the Act and the rules and regulations of the SEC thereunder, were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved except as noted therein, and fairly present in all material respects the financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries at the dates and for the periods presented. The Company previously delivered true and complete copies of the audited consolidated financial statements and related schedules and notes of the Company as of May 31, 1997 and May 31, 1996, and for each of the three years in the period ended May 31, 1997 (the "1997 Audited Financial Statements"). The unaudited quarterly consolidated financial statements and the related notes included in the SEC Documents, and the unaudited quarterly consolidated financial statements and related notes for the three month period ended August 31, 1997 previously delivered by the Company to the Purchasers, fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to normal year-end adjust ments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis consistent with that of the audited financial statements referred to above except as otherwise stated therein.

                  4.12 NO EXISTING VIOLATION, DEFAULT, ETC. None of the Company or any of its Subsidiaries is (i) in violation of any provision of its certificate of incorporation, by-laws or other organizational documents or (ii) in violation of any applicable Law, stock exchange rule or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. No breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, which breach, event of default, or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, has or would reasonably be expected to have a Material Adverse Effect. Without giving effect to any waiver previously granted, (1) no event of default, (2) no event that, but for the giving of notice or the lapse of time or both, would constitute an event of default and (3) no event that would require the Company to prepay, redeem, repurchase or offer to repurchase any of its indebtedness exists under the Existing Credit Agreement.

                  4.13 LICENSES AND PERMITS. The Company and its Subsidiaries have such Licenses as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the SEC Documents and as currently owned or leased and conducted and all such Licenses are valid and in full force and effect except such Licenses that the failure to have or to be in full force and effect individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke or limit any such License the effect of which would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with their respective obligations under such Licenses, with such exceptions as individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as have not had, or would not reasonably be expected to have, a Material Adverse Effect. Without limiting the foregoing, except as set forth on Schedule 4.13, the Company and its Subsidiaries have all Licenses that are necessary to allow the Company and its Subsidiaries to release substantially on schedule each recording scheduled to be released by the Company or any of its Subsidiaries as shown on the Release Schedule previously delivered by the Company to the Purchasers.

                  4.14 TITLE TO PROPERTIES. The Company and its Subsidiaries have sufficient title to all material properties (real and personal) owned by the Company and any such Subsidiary that are necessary for the conduct of the business of the Company and any such Subsidiary as described in the SEC Documents filed with the SEC prior to the date of this Agreement and as currently conducted, free and clear of any Encumbrance that may materially interfere with the conduct of its business, and all material properties held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases except for such leases the loss of which would not reasonably be expected to have a Material Adverse Effect.

                  4.15 RIGHTS TO CATALOGUE. (a) Schedule 4.15(a) sets forth all of the Masters. Except as set forth on Schedule 4.15(a), neither the Company nor any Subsidiary of the Company has received any written notice of (i) any asserted present or past failure of the Masters to comply with all applicable laws and regulations or (ii) any asserted present or past violation, breach or infringement relating to the Masters of any contractual Right, common law Right or statutory Right of any living or deceased Person whatsoever, including, without limitation, Rights with respect to patents, trademark, trade names, copyrights, defamation, and rights of privacy and publicity. To the Knowledge of the Company, all costs of recording the Masters which have become due and payable in the ordinary course of business consistent with past practice have been paid in full. To the Knowledge of the Company, all costs of manufacturing all Records embodying any Master which have become due and payable in the ordinary course of business consistent with past practice have been paid in full. All of the performers, Artists and other Persons whose services were furnished in connection with recording the Masters (and each selection thereon) were free to furnish such services, without violation of any contract, contractual restriction or duty owed to any Person. With respect to each and all Records (in all configurations) embodying any Master, the Company has all Rights and licenses necessary to reproduce mechanically all compositions embodied in such Records, including all copyrighted compositions.

                        (b) To the Knowledge of the Company, all AFTRA members whose performances are embodied on Masters have been paid not less than the minimum rates specified in the applicable AFTRA collective bargaining agreements and all payments due to the AFTRA pension and welfare funds have been made. To the Knowledge of the Company, the Masters have been recorded in accordance with the rules and regulations of all unions having jurisdiction over the recording thereof.

                        (c) Except as set forth on Schedule 4.15(c), with respect to each Master, the Company or a Subsidiary of the Company is the sole owner throughout the universe of: (i) such Master, (ii) all performances embodies in such Master, (iii) the right to make and distribute records derived from such Master and (iv) all applicable sound recording copyrights in such Master. The Company has the exclusive and perpetual Right to use, solely in connection with the packaging, advertising, distribution or sale of Records embodying any Master, all artwork and other graphic materials heretofore used by the Company for such purposes. Except as set forth on Schedule 4.15(c), the Company and its Subsidiaries have complete ownership of the copyrights in and to the Masters and control, directly or indirectly, all Rights relative to the exploitation of the Masters.

                        (d) The Artists, music publishing licensors and the other royalty participants or Persons listed on Schedule 4.15(d) hereto are the only parties to whom royalties may be payable by the Company or any of its Subsidiaries in connection with the exploitation of the Masters. To the Knowledge of the Company, no Persons other than the Persons identified on Schedule 4.15(d) as licensees under the license agreements now have, or hereafter shall have in accordance with the terms and provisions of such license agreements, any licensee rights in or to any Master.

                        (e) Schedule 4.15(e) sets forth a complete list of all Significant Compositions, indicating with respect to each, the title, the writer, the nature and extent of any share controlled, the extent and territory of the Rights controlled by the Company or any Subsidiary of the Company, the original copyright date, the copyright expiration date, the status of all applicable renewal and/or extended renewal periods.

                        (f) Schedule 4.15(f) sets forth, as of May 31, 1997, a complete list of (i) all Music Contracts pursuant to which future payments of advances are required to be made to writers of compositions, joint owners of Rights, co-publishers or subpublishers, indicating, with respect to each, the date, the parties, the compositions covered, the acquisition term, the retention term, any required annual payment and the extent of any unrecouped capitalized advances and provisions relating thereto as at May 31, 1997; and (ii) all Music Contracts with any licensee, administrator or subpublisher where any Rights thereunder may revert to the Company or any Subsidiary of the Company, indicating, with respect to each, the date, the parties, the compositions covered, the territory covered, the acquisition term and the retention term (specifying the date on which all Rights of such licensor, administrator or subpublisher in the compositions covered thereby shall revert to the Company or any Subsidiary of the Company.)

                        (g) Except as disclosed on Schedule 4.15(g), (i) the Company and each of its Subsidiaries owns the Rights in the compositions purported to be granted to the Company or such Subsidiary under the terms of the Music Contracts that relate thereto; (ii) the Company's and its Subsidiaries' interest in such composition is not subject to any Encumbrance, adverse claim, royalty or other audit claim, suit, action, proceeding, or to the Knowledge the Company, any written threat thereof, and (iii) no written notice of any infringement or conflict with the asserted rights of others, or of any royalty or other audit sought to be commenced by any Person has been received. Each Music Contract relating to a Significant Composition or a Significant Recording is a valid and binding agreement and in full force and effect. Neither the Company nor any of its Subsidiaries is in default in any material respect under any Music Contract relating to a Significant Composition or a Master, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, and to the Knowledge of the Company, no other party thereto is in default in any material respect under any such Music Contract nor does any condition exist that with notice or lapse of time or both would constitute a material default by such party thereunder. Without limiting the generality of the foregoing sentence, the Company and each of its Subsidiaries have in all material respects complied with and fulfilled all of its obligations under each Music Contract, including, without limitation, its obligation to make payment of all royalties or other amounts due pursuant thereto in respect of all periods of time to the date hereof, and the Company and each Subsidiary will continue in all material respects to comply with and fulfill its obligations under each such Music Contract in respect of the period from the date hereof to the Closing Date. Neither the Company nor any of its Subsidiaries has received any written notice of termination pursuant to copyright Law.

                  4.16 INTELLECTUAL PROPERTY. (a) The Company and each of its Subsidiaries owns or is licensed to use all (i) patents, trademarks, trade names, service marks, copyrights and any applications therefor and (ii) trade secrets, know-how, computer software programs and proprietary information, in each case, that are material to the conduct of the business of the Company and the Subsidiaries as described in the SEC Documents and as currently conducted, free and clear of any Encumbrance that may materially interfere with the conduct of their business ("Intellectual Property").

                        (b) Schedule 4.16 lists (a) all registered trademark, registered copyrights and patents owned by the Company or any of its Subsidiaries, specifying as to each item, as applicable: (1) the category of Intellectual Property, (2) the owner of the item; (3) the jurisdictions in which the item is recognized or registered, or in which any application for registration has been filed, including the registration or application number;
(4) the issue date and expiration date of the item, and (5) with respect to any trademarks or service marks, the type of goods or services on which such mark is or is intended to be used; and (b) all material licenses, sublicenses and other agreements ("IP Licenses") under which the Company or any of its Subsidiaries is either a licensor or licensee of any Intellectual Property. True and complete copies of all material documents evidencing Intellectual Property as in effect on the date hereof have been delivered by the Company to the Purchasers.

                        (c) None of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or default under any IP License. Each IP License is now, and immediately following the consummation of the transactions herein contemplated will be, valid and in full force and effect.

                        (d) Except as set forth in the SEC Documents filed by the Company with the SEC prior to the date of this Agreement, no Litigation Claim is pending or, to the Knowledge of the Company, threatened, that challenges the validity, enforceability or ownership of, or right to use or license, any Intellectual Property that could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of the Company do any valid grounds for any such claim exist.

                        (e) No item of Intellectual Property is subject to any outstanding order, ruling, judgment, decree or agreement restricting the use thereof by the Company or Subsidiaries except for agreements made in the ordinary course of business of the Company or its Subsidiaries. None of the Company or any Subsidiary has agreed to indemnify any person against any charge of infringement or other violation with respect to any Intellectual Property owned or used by the Company or any Subsidiary except in the ordinary course of business.

                        (f) To the Knowledge of the Company, none of the Company or its Subsidiaries has infringed upon or otherwise violated the intellectual property rights of third parties which would reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written complaint or notice alleging any such infringement or other violation.

                        (g) To the Company's knowledge, no third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Subsidiary.

                        (h) All material patents and registered trademarks and copyrights held by the Company or any Subsidiary are valid and subsisting. The Company and its Subsidiaries have taken all necessary action to maintain and protect the Intellectual Property that they own or use other than as would not reasonably be expected to have a Material Adverse Effect.

                        (i) To the Knowledge of the Company, all material trade secrets of the Company and its Subsidiaries are protected against the use of such trade secrets by other persons to an extent and in a manner customary in the industry in which the Company and its Subsidiaries operate.

                  4.17 ENVIRONMENTAL MATTERS. Subject to such disclosures as are contained in SEC Documents filed prior to the date of this Agreement:

                        (a) the Company and its Subsidiaries and their respective operations and properties, are and have been in compliance with all applicable Environmental Laws except for such failures which, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

                        (b) There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense, except such obligations, costs or expenses which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

                        (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance by the Company or its Subsidiaries with, or which have given rise to, or will give rise to, material liability to the Company or any of its Subsidiaries under Environmental Laws, except any such events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

                  4.18 TAXES. The Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all material Tax returns that are required to be filed and have paid or caused to be paid all material Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with generally accepted accounting principles, have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company or such Subsidiaries reasonably believe to be adequate in all material respects, for all Tax liabilities applicable to the Company and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). Schedule 4.18 sets forth the tax year through which United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed. For purposes of this
Section 4.18, "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

                  4.19 LITIGATION. Except as set forth in SEC Documents filed with the SEC prior to the date of this Agreement, there are no pending actions, suits, proceedings, arbitrations or investigations, royalty or other audits, complaints, against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiary is responsible by way of indemnity or otherwise (together "Litigation Claims"), that are required under the Exchange Act to be described in such SEC

Documents or that could singly, or in the aggregate, with all such other Litigation Claims, reasonably be expected to have, a Material Adverse Effect and, to the Knowledge of the Company, no such Litigation Claims are threatened.

                  4.20 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice. Except as disclosed in the SEC Documents filed with the SEC prior to the date of this Agreement or as set forth on Schedule 4.20, (a) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (b) no strike, labor dispute, slowdown or stoppage has occurred within the past 36 months or is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; and
(d) to the Knowledge of the Company, no union organizing activities are taking place that affect the employees of the Company or any Subsidiary.

                  4.21 EMPLOYEE BENEFITS. (a) Except for the plans described in the SEC Documents filed with the SEC prior to the date of this Agreement, or on
Schedule 4.21 (the "Benefit Plans"), there are no employee benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA")), under which the Company or any of its Subsidiaries has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Sections 414(b), (c), (m) and
(o) of the Code), any material liability with respect to any current or former employee of the Company or any of its Subsidiaries or any Commonly Controlled Entity. No such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)) or subject to Title IV of ERISA.

                        (b) With respect to each Benefit Plan, the Company has delivered or made available to the Purchasers complete and accurate copies of (i) all plan texts and agreements (as amended or modified to date), (ii) all summary plan descriptions and similar material employee communications, (iii) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), (iv) the most recent annual and periodic accounting of plan assets,
(v) the most recent determination letter received from the Internal Revenue Service and (vi) the most recent actuarial valuation.

                        (c) With respect to each Benefit Plan: (i) such Benefit Plan has been maintained and administered at all times in material compliance with its terms and applicable law and regulation; (ii) to the Knowledge of the Company, no event has occurred and there exists no circumstance under which the Company or any of its Subsidiaries could directly, or indirectly through a Commonly

Controlled Entity, incur any material liability under ERISA, the Code or otherwise (other than routine claims for benefits); (iii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan with respect to which suits the Company or any of its Subsidiaries could incur any material liability; (iv) all contributions and premiums due and owing to any Benefit Plan have been made or paid on a timely basis and no "accumulated funding deficiency", as defined in Code Section 412, has been incurred, whether or not waived; and (v) if such Benefit Plan is intended to be qualified under Section 401(a) of the Code, such Benefit Plan has been determined to be so qualified and each trust created under such Benefit Plan has been determined to be exempt from tax under Section 501(a) of the Code and no event has occurred since the date of such determinations, including effective changes in laws or regulations or modifications to the Benefit Plans, that would adversely affect such qualification or tax exempt status.

                        (d) The Company has no Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of post-retirement health and medical benefits for current and former employees of the Company and its Subsidiaries. No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any plan providing health or medical benefits in respect of current or former employees of the Company or its Subsidiaries.

                        (e) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment by the Company or its Subsidiaries of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                        (f)   No employee or former employee of the
Company or its Subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

                  4.22 CONTRACTS. All of the material contracts of the Company or any of its Subsidiaries that are required to be described in the SEC Documents or to be filed as exhibits thereto are described in SEC Documents filed with the SEC prior to the date of this Agreement or filed as exhibits thereto and are in full force and effect. True and complete copies of all such material contracts have been delivered by the Company to the Purchasers. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had, and would not reasonably be expected to, have a Material Adverse Effect.

                  4.23 CONTINGENT LIABILITIES. Except as fully reflected or reserved against in the 1997 Audited Financial Statements for the year ended May 31, 1997 or disclosed in the footnotes contained in such financial statements, the Company and its Subsidiaries had no liabilities (including tax liabilities) at the date of such financial statements, absolute or contingent, that were required to be reflected or disclosed in such financial statement in accordance with generally accepted accounting principles.

                  4.24 NO MATERIAL ADVERSE CHANGE. Since May 31, 1997: (a) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect; (b) the Company and its Subsidiaries have not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (c) there has been no material change in the indebtedness of the Company and its Subsidiaries (except as contemplated by Section 3.1.6 and except for changes relating to intercompany indebtedness of the Company and/or its Subsidiaries);
(d) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock; (e) neither the Company nor any of its Subsidiaries has made (nor does it propose to make) (i) any material change in its accounting methods or practices or (ii) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by law or applicable accounting standards; and (f) there has been no event causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  4.25 BROKER'S FEES. Except for Donaldson, Lufkin & Jenrette Securities Corporation, and except for fees payable to the Purchasers, no broker, finder or other party is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee for the transactions contemplated by this Agreement as a result of the actions of the Company, any of its Subsidiaries, or any of its Affiliates.

                  4.26 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.27 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE OF SAME OR SIMILAR SECURITIES. Assuming the representations and warranties of the Purchasers set forth in Section 5.5 hereof are true and correct in all material respects, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (b) any action involving a public offering within the meaning of
Section 4(2) of the Act, or (c) any action that would require the registration under the Act of the offering and sale of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of shares of its capital stock, or any Options, if as a result the offer and sale of the Securities contemplated hereby, or any of them, could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.

                  4.28 LOAN DOCUMENTS. Each representation and warranty of the Company or any Subsidiary of the Company made in the Credit Agreement or in any other agreement or document executed and delivered by the Company or any of its Subsidiaries in connection with the Credit Agreement (the "Loan Documents"), will be true and correct in all respects when made and are hereby incorporated into this Agreement as if set forth in full herein.

            5.    REPRESENTATIONS AND WARRANTIES OF THE
                  PURCHASERS.

            Each Purchaser, solely as to itself, hereby represents and warrants to the Company that:

                  5.1 EXISTENCE AND POWER. Such Purchaser is a limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                  5.2 POWER AND AUTHORITY. Such Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and is a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms.

                  5.3 NO CONTRAVENTION, CONFLICT, BREACH, ETC. The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the partnership agreement, limited liability company agreement, or other organizational documents of such Purchaser, (ii) any Law of any Governmental Authority having jurisdiction over such Purchaser, or (iii) any material agreement to which such Purchaser is a party.

                  5.4 CONSENTS. No consent, approval, authorization, order, registration, filing, or qualification of or with any Governmental Authority or other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by such Purchaser for the consummation of the transactions contemplated hereby.

                  5.5 ACQUISITION FOR OWN ACCOUNT. The Securities to be acquired by such Purchaser pursuant to this Agreement are being acquired by such Purchaser for its own account and with no intention of distributing or reselling the Securities in any transaction that would be in violation of the Act or the securities laws of any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Securities under an effective registration statement under the Act, under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. Such Purchaser (a) is an "accredited investor," as defined in Regulation D promulgated by the SEC under the Act, (b) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities, and (c) can bear the economic risk of an investment in the Securities and can afford a complete loss of such investment. Such Purchaser acknowledges that it has been afforded the opportunity to ask such questions as it deemed necessary, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Securities. Notwithstanding the foregoing, nothing contained in this Section 5.5 shall affect or be deemed to modify any representation or warranty made by the Company.

                  5.6 AVAILABLE FUNDS. Such Purchaser has committed capital that is sufficient to purchase the Securities pursuant to this Agreement.

                  5.7 INTERESTED STOCKHOLDER. Prior to the consummation of the Transactions contemplated hereby, such Purchaser was not an "interested Stockholder" of the Company within the meaning of Section 203 of the Delaware General Corporation Law.

            6.    CERTAIN COVENANTS AND AGREEMENTS.

                  6.1   PRE-CLOSING COVENANTS.

                        6.1.1 STOCKHOLDER MEETING; PROXY MATERIAL.  The
Company shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable, for the purpose of voting on a proposal for the approval of sale of the Securities as contemplated by this Agreement (the "Proposal") and transacting such other business as may properly come before the meeting or any adjournment thereof (the "Stockholder Meeting"). The Board of Directors shall recommend approval and adoption of the Proposal. In connection with the Stockholder Meeting, the Company: (a) shall promptly prepare and file with the SEC in accordance with the Exchange Act the Proxy Statement, shall use all reasonable efforts to have the Proxy Statement and/or any amendment or supplement thereto cleared by the SEC and shall thereafter mail to its stockholders as promptly as practicable the Proxy Statement; (b) shall use all reasonable efforts to obtain the necessary approvals by its stockholders of the Proposal; and (c) shall otherwise comply with all legal requirements applicable to such meeting. The Company shall make available to the Purchasers prior to the filing thereof with the SEC copies of the preliminary Proxy Statement and any amendments or supplements thereto and shall make any changes therein reasonably requested by the Purchasers insofar as such changes relate to any matters relating to the Purchasers or the description of the transactions contemplated by this Agreement.

                        6.1.2 DELIVERY OF SCHEDULES. Not later than ten days following the date of this Agreement, the Company shall deliver to each Purchaser a copy of Schedules 4.3, 4.6, 4.8, 4.9, 4.13, 4.15(a), 4.15(c),
4.15(d), 4.15(e), 4.15(f), 4.15(g), 4.16, 4.18, 4.20 and 4.21 (the "Disclosure
Schedules").

                        6.1.3 CONDUCT OF BUSINESS. From and after the date of this Agreement until the Closing, each of the Company and the Purchasers shall act with good faith towards, and shall use its reasonable efforts to consummate, the transactions contemplated by this Agreement, and neither the Company nor the Purchasers will take any action that would prohibit or impair its ability to consummate the transactions contemplated by this Agreement. From the date hereof until the Closing, the Company shall conduct the business of it and its Subsidiaries in the ordinary course and shall use all reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of the present directors, officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated by this Agreement, without the Purchasers' prior written consent:

                   (a) the Company shall not adopt or propose (or agree to commit to) any change in the Certificate of Incorporation or its By-Laws, except for the By-law Amendment;

                   (b) except as contemplated by Section 3.1.6, the Company shall not, and shall cause each of its Subsidiaries not to, (i) enter into any loan agreement or other agreement pursuant to which the Company or such Subsidiary incurs indebtedness for borrowed money (other than any such agreement among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries) or (ii) amend any such existing agreement;

                   (c) other than in the ordinary course of business of the Company or any Subsidiary consistent with past practice, the Company shall not, and shall cause each of its Subsidiaries not to, sell any of the assets of the Company or such Subsidiaries (or the securities of entities holding the same) in one transaction or a series of related transactions;

                   (d) other than in the ordinary course of business of the Company consistent with past practice, the Company shall not, and shall cause each of its Subsidiaries not to, acquire any assets of any other Person or Persons or acquire any equity, partnership or other interests in any other Person or Persons, in one transaction or series of related transactions;

                   (e) except as contemplated by Section 3.1.6 and repayments of the Existing Creditor Agreement, the Company shall not, and shall cause each of its Subsidiaries not to, repay, redeem or repurchase any indebtedness of the Company or any of the Subsidiaries or any shares of capital stock of the Company;

                   (f) the Company shall not, and shall cause each of its Subsidiaries not to, enter into any transaction with any director, executive officer or Affiliate (other than any transaction among the Company and its wholly-owned Subsidiaries or among any wholly-owned Subsidiaries of the Company) of the Company out of the ordinary course of its business consistent with past practice;

                   (g) the Company shall not, and shall cause each of its Subsidiaries not to, (i) grant to any employee any increase in salary or other remuneration not consistent with past practices or any increase in severance or termination pay; (ii) grant or approve any general increase in salaries of all or a substantial portion of its employees not consistent with past practice; (iii) pay or award any bonus, incentive, compensation, service award or other like benefit for or to the credit of any employee except in accordance with written policy or consistent with past practice; or (iv) enter into any employment contract or severance arrangement with any employee except in accordance with written policy or consistent with past practice or adopt or amend in any material respect any of its employee benefit plans except as required by law;

                   (h) the Company shall, and shall cause each of its Subsidiaries to, not take or agree to commit to take any action that would make any representation or warranty of the Company hereunder required to be true at and as of the Closing as a condition to the Purchasers' obligations to consummate the transactions contemplated hereby, inaccurate at the Closing;

                   (i) the Company shall not, and shall cause its Subsidiaries not to, agree to expend, commit or otherwise obligate itself to make any capital expenditures except in the ordinary course of business, consistent with past practice; and

                   (j) the Company shall not, and shall cause each of its Subsidiaries not to, agree or commit to do any of the foregoing.

                        6.1.4 INSPECTION.

                  (a) The Company will permit, and will cause each of its Subsidiaries to permit, the Purchasers and their respective Representatives to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, business practices, finances and accounts with their respective directors, officers and independent public accountants, as often as may be reasonably requested, upon reasonable advance notice to the Company.

                  (b) Each Purchaser will utilize reasonable good faith efforts to maintain, and cause its Representatives to maintain, as confidential any information obtained from the Company pursuant to Section 6.1.4(a) (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by such Purchaser or any of its representatives), (ii) is available to such Purchaser on a non-confidential basis from a source other than the Company or its Subsidiaries, provided that such source was not known by such Purchaser to be bound by a confidentiality agreement with the Company or any of its Subsidiaries, or (iii) has been independently developed by such Purchaser), and shall not disclose any information obtained from the Company pursuant to
Section 6.1.4(a) and required to be maintained as confidential pursuant hereto, except (1) to the respective Representatives, agents, partners and employees of such Purchaser, (2) to any bona fide prospective transferee of any of the Securities or the shares of Common Stock issued upon the exercise of the Warrants or of an interest in such Purchaser or in a successor fund sponsored by such Purchaser or its Affiliates, (3) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which such Purchaser is or becomes subject, (4) in connection with any litigation arising out of or related to this Agreement, (5) to the executive officers of the Company or any of its Subsidiaries, or (6) with the written consent of the Company. Each Purchaser shall be responsible for breaches of this Section 6.1.4(b) by such Purchaser's Representatives.

                        6.1.5 PUBLICITY. Except as required by law, regulation or stock exchange requirements, neither (a) the Company or any of its Affiliates nor (b) the Purchasers or any of their respective Affiliates shall, without the consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (i) the Company or any of its Affiliates or (ii) the Purchasers or any of their respective Affiliates make any public announcement or issue any press release without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release.

                  6.2   POST-CLOSING COVENANTS.

                        6.2.1 USE OF PROCEEDS. The proceeds of from the sale of Securities, together with the Company's initial borrowings under the Credit Agreement, shall be used by the Company to repay the Existing Credit Agreement, to pay Transaction Expenses and for general corporate purposes.

                        6.2.2 FINANCIAL STATEMENTS. So long as any Purchaser or its Affiliate continues to hold any Securities or any shares of Common Stock, the Company shall deliver to such Purchaser:

                              (a)   as soon as available, but not later than 90
days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of a nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years;

                              (b)   as soon as available, but not later than 45
days after the end of each of the first three fiscal quarters of each fiscal year of the Company commencing with the fiscal quarter ended November 30, 1997, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company;

                              (c) as soon as available, but not later than 30
days after the end of each month commencing with the month of November, 1997, monthly financial information in a form reasonably acceptable to the Purchasers, certified by an appropriate officer of the Company;

                              (d) simultaneously with the delivery thereof to
any of the Company's lenders (including but not limited to the lenders under the Credit Agreement) or other holders of the Company's indebtedness, such other financial and operating data of the Company and its Subsidiaries as the Company is required to deliver to such lenders or other debt holders (any such information to be subject to the provisions of Section 6.1.4(b));

                              (e) promptly after the same are filed with the
SEC, copies of all reports, statements and other documents filed with the SEC pursuant to the Act or the Exchange Act; and

                              (f) promptly following receipt thereof, a copy of
any communication received by the Company from any holder of the Company's outstanding indebtedness notifying the Company that a default or event of default exists under the terms of the instruments governing such indebtedness.

                        6.2.3 INSPECTIONS. So long as any Purchaser or its Affiliates, employees, partners or members, holds any shares of Preferred Stock, or such Purchaser or its Affiliates, employees, partners or members hold any Warrant Shares (as defined in Section 6.2.5 hereof), and all Purchasers, together with their Affiliates, employees, partners or members, hold, in the aggregate not less than 25% of the Warrant Shares (as defined in Section 6.2.5(a) hereof) represented immediately after the Closing by the Warrants sold pursuant hereto (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected, subsequent to the Closing Date), such Purchaser shall continue to have the inspection rights set forth in Section 6.1.4(a); PROVIDED, HOWEVER, that the provisions of Section 6.1.4(b) shall be applicable with respect to any information obtained as a result of the exercise by such Purchaser of its inspection rights hereunder.

                        6.2.4 RESTRICTIONS ON TRANSFER; LEGENDS. (a) Each of the Purchasers agrees that it will not Transfer, pledge, mortgage, hypothecate or grant a security interest in any of the Restricted Securities, except pursuant to an effective registration statement under the Act or an applicable exemption from registration under the Act.

                              (b)  So long as the Restricted Securities are not
sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act, the Restricted Securities shall be subject to a stop-transfer order and the certificates therefor shall bear the following legend by which each holder thereof shall be bound:

                  "THE [WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE/SHARES
            REPRESENTED BY THIS CERTIFICATE] MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AS EVIDENCED BY AN OPINION OF COUNSEL DELIVERED AND REASONABLY ACCEPTABLE TO THE COMPANY."

                              (c)  After the termination of the legend
requirements of Section 6.2.4(b), the Company shall, upon the written request of the holder of the Restricted Securities and receipt by the Company of evidence reasonably satisfactory to it that such requirement has terminated (including, with respect to the legend required by the Section 6.2.4(b), a written opinion of outside counsel), issue certificates for such Restricted Securities that do not bear all or part of the legend described in Section 6.2.4(b).

                        6.2.5 BOARD OF DIRECTORS.

                              (a)   For purposes of this Section 6.2.5,
"Warrant Shares" shall mean shares of Common Stock underlying the Warrants and shares of Common Stock which were received upon exercise of a Warrant.

                              (b)   So long as the Purchasers, or the
Affiliates, employees, partners or members of any Purchaser, hold, in the aggregate, not less than 35% of the Warrants Shares represented immediately following the Closing by the Warrants being sold pursuant hereto (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the Closing
Date): (i) the Company's Board of Directors shall consist of not more than eleven (11) member, four (4) of which shall be Purchaser Directors and two (2) of which shall be Unaffiliated Directors, (ii) not less than two (2) members of each Committee of the Company's Board of Directors (including, without limitation, the executive, audit and compensation committees) shall be Purchaser Directors and the Purchasers Directors and Unaffiliated Directors who are members of such Committee shall together constitute not less than a majority of the members thereof, and (iii) each of the following corporate actions shall be required to be approved by not less than two-thirds of the directors then in office (unless the Purchaser Directors constitute a majority of the members of the Board of Directors, in which event, such action shall be required to be approved by a majority of the directors then in office):

                                    (1)     any incurrence of indebtedness by
      the Company or any Subsidiary in excess of $1,000,000, other than draw-downs under the revolving credit facility contained in the Credit Agreement or in another loan agreement approved in the manner set forth in this Section 6.2.5(b)(iii); any refinancing of the Company's or any Subsidiary's indebtedness; any amendment to the terms of any instrument evidencing or governing any indebtedness of the Company or a Subsidiary; any issuance of debt or equity securities by the Company or any Subsidiary (other than securities issued by a Subsidiary to the Company); and the grant of any Options by the Company; PROVIDED, HOWEVER, that the provisions of this Section 6.2.5(b)(iii) shall not apply to (x) any issuance by the Company of debt or equity securities having financial terms which are more favorable to the Company than the financial terms of the Preferred Stock where the proceeds from the issuance of such debt or equity securities are to be used by the Company solely to redeem the Preferred Stock or prepay the subordinated notes issued in connection with the acquisition by the Company of Intersound, Inc., (y) borrowing funds under the Credit Agreement for the purpose of prepaying the subordinated notes issued in connection with the acquisition by the Company of Intersound, Inc. or (z) the grant of any employee stock options issued pursuant to any plan or arrangement which has been approved by a majority of the Unaffiliated Directors;

                                    (2)   any acquisition or disposition of
      material assets of the Company or any Subsidiary; entering into any joint business venture or material licensing arrangement involving the Company or any Subsidiary, or any licensing arrangement involving the Company or its Subsidiaries outside the ordinary course of business; or entering into any transaction which will result in a Change of Control;

                                    (3)   approval or amendment of or
      changes to the Company's annual budget; and

                                    (4)   the hiring, dismissal, election or
      removal of any members of the senior management team of the Company (including, without limitation, the chief executive officer, chief operating officer, chief financial officer and President of any Subsidiary of the Company) or any material change to the terms and conditions of employment of any such Person.

                              (c)   So long as the Purchasers, or the
Affiliates, employees, partners or members of any Purchaser, hold, in the aggregate, not less than 15% of the Warrants Shares represented immediately following the Closing by the Warrants being sold pursuant hereto (with appropriate adjustment made for any stock dividend, split-up or subdivision or any combination or reclassification made or effected subsequent to the Closing
Date): (i) two (2) member of the Company's Board of Directors shall be Purchaser Directors, and (ii) not less than one member of each Committee shall be a Purchaser Director.

                              (d)   In the event that either (i) the Company
defaults in its obligation to purchase the Warrants in accordance with Section 7 of the Warrants, or (ii) an Event of Default exists and is continuing (and has not been waived) under the Credit Agreement (as the same may be amended from time to time subsequent to the date hereof) or any successor debt instrument thereto and such Event of Default has either (1) continued for a period of not less than 30 days following expiration of any applicable notice and cure period under such Credit Agreement or successor debt instrument or (2) resulted in the acceleration of the indebtedness outstanding thereunder, the Purchasers shall be entitled to designate, and the Company shall cause to be elected, an additional number of Purchaser Directors which, when added to the number of Purchaser Directors then serving on the Board of Directors of the Company, shall constitute a majority of the members of the Board of Directors of the Company. If the size of the Board of Directors cannot be expanded in order to accomplish the result set forth in the first sentence of this Subsection (d), the Company shall cause such number of directors who are not Purchaser Directors to be removed and replaced by Purchaser Directors as may be necessary to accomplish such result.

                              (e)   So long as any Warrants or Warrant
Shares remain outstanding, the Company shall not enter into any transaction with an Affiliate of the Company (other than transactions between or among the Company and its Subsidiaries in the ordinary course) involving the payment or receipt of amounts in excess of $200,000, or the transfer of any property or assets having a fair market value in excess of $200,000, unless such transaction has been approved by members of the Board of Directors who constitute a majority of the Purchaser Directors and the Unaffiliated Directors.

                              (f)   Notwithstanding anything to the contrary
set forth in this Section 6.2.5:

                                    (1)   the provisions of
      Sections 6.2.5(b)(i), 6.2.5(b)(ii), 6.2.5(c) and 6.2.5(d) shall be suspended during any period in which the holders of the Preferred Stock are entitled pursuant to Section 5.10 the Certificate of Designation to elect eight directors to the Company's Board of Directors, and during such period the directors elected by the holders of the Preferred Stock shall be deemed to be "Purchaser Directors" for purposes of Sections 6.2.5(b)(iii) and 6.2.5(e); and

                                    (2)   the provisions of Sections
      6.25(b)(ii), 6.2.5(b)(iii) and 6.2.5(e) shall terminate on the later of
      (x) 66 months from the Closing Date and (y) the date on which all outstanding shares of Preferred Stock are redeemed by the Company pursuant to Section 3 of the Certificate of Designation.

                              (g)   The Company shall cause provisions of
Section this Section 6.2.5 to be incorporated into the By-laws by adoption of the Bylaw Amendment and once adopted, such By-law provisions may not be amended except by unanimous action of the Company's Board of Directors.

                        6.2.6 SERIES A PREFERRED STOCK. So long as the Purchasers, or any Affiliate, employee, partner or member of any Purchaser, holds any shares of Preferred Stock or any Warrants, the Company shall not issue any shares of its Series A-1 Preferred Stock or its Series A-2 Preferred Stock.

                  6.3 PRINCIPAL SHAREHOLDERS AGREEMENT. Each of Steven Devick, Frontenac VI Limited Partnership, Andrew J, Filipowski and Craig Duchossois hereby agree with the Purchasers that they shall vote all shares Common Stock held by them for the Proposal, that they shall not grant any proxy to vote any such shares of Common Stock or preferred stock in a manner inconsistent with their agreement set forth herein, and that so long as they retain record and beneficial ownership of their shares of Company capital stock they shall take such action as shall be necessary to permit the Company to comply with its obligations under Section 6.2.5 hereof.

            7.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  COVENANTS.

            The representations and warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder. The foregoing notwithstanding, the Company's liability to the Purchasers for breaches of, or inaccuracies in, any of the Company's representations and warranties contained in Section 4 (other than Sections 4.2, 4.6, 4.17, 4.18 and 4.21), shall expire 18 months following the Closing Date (unless any Purchaser shall have given notice to the Company claiming a breach thereof prior to such date); liability for any breach of or inaccuracy or misrepresentation in Section 4.17 shall expire following the fifth anniversary of the Closing Date (unless any Purchaser shall have given notice to the Company claiming a breach thereof prior to such date), liability in respect of the breach of or inaccuracy or misrepresentation in Sections 4.18 and 4.21 shall expire following the expiration of the statute of limitation (after giving effect to any extensions granted thereof) for any governmental authority or beneficiary to make any claim with respect to the matters set forth in such Sections (unless any Purchaser shall have given notice to the Company claiming a breach thereof prior to such time); and there shall be no expiration of the time when a claim may be made by Purchasers for breach of or any inaccuracy or misrepresentation in Sections 4.2 and 4.6.

            8.    INDEMNIFICATION.

                  Except as otherwise provided in this Section 8, the Company agrees to indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgements, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "Losses") (a) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or any other Transaction Document, or (b) resulting from any legal, administrative or other actions brought by any Person or entity (including actions brought by the Company or any equity or debt holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the transactions contemplated hereby, or any indemnified party's role therein or in the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall not be liable under this Section 8 to an indemnified party to the extent that it is finally judicially determined that such Losses resulted primarily from the gross negligence or willful malfeasance of such indemnified party. In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party.

            Notwithstanding anything to the contrary in this Section 8, the indemnification and contribution provisions of Section 9 shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

            9.    REGISTRATION RIGHTS.

            The Company hereby agrees to provide registration rights with respect to the Registrable Securities as set forth below.

                  9.1   SECURITIES SUBJECT TO THIS AGREEMENT.

                        (a)   REGISTRABLE SECURITIES.  For the purposes of this
Section 9, Registrable Securities will cease to be Registrable Securities when such Registrable Securities are sold pursuant to Rule 144 under the Act or a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement.

                        (b) HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds a warrant to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Section 9.

                  9.2   DEMAND REGISTRATION.

                        (a) REQUEST FOR DEMAND REGISTRATION. At any time after the date that is 270 days after the Closing Date, the holders of 25% of the outstanding Registrable Securities may make a written request for registration of Registrable Securities under the Act, and under the securities or blue sky laws of any jurisdiction designated by such holder or holders (a "Demand Registration"); provided, that the Company will not be required to effect more than six Demand Registrations in the aggregate at the request of the holders of Registrable Securities pursuant to this Section 9.2(a) and provided, further, that the Company will not be required to effect more than four Demand Registrations pursuant to this Section 9.2(a) using a registration form other than a Form S-3 Registration Statement; and provided, further, that the Company shall not be required to complete any Demand Registration after the fourth Demand Registration unless the anticipated aggregate proceeds to the selling shareholders would exceed $2,500,000. Each such request for a Demand Registration shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. Within fifteen (15) days after the receipt of such request, the Company shall give written notice thereof to all holders holding Registrable Securities and include in such registration all Registrable Securities held by a holder thereof with respect to which the Company has received written requests for inclusion therein at least ten (10) days prior to the filing of the registration statement. Each such request will also specify the number of Registrable Securities to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired. Except with respect to Persons who as of the date of this Agreement have the contractual right to piggy-back on a Demand Registration pursuant to registration rights agreements identified on Schedule 4.8, unless holders of a majority of the Registrable Securities to be included in the Demand Registration consent in writing, no other Person (other than the Company and any other holder of Registrable Securities), shall be permitted to offer securities under any such Demand Registration. Subsequent to the date hereof, the Company shall not grant to any Person who does not presently have such right, the right to piggy-back on a Demand Registration.

                        (b) EFFECTIVE DEMAND REGISTRATION. A registration shall not constitute a Demand Registration until it has become effective under the Act and remains effective until the earlier of the completion of any offering of securities thereunder and the expiration of 135 days from date on which it first became effective under the Act (unless withdrawn upon request of the holders). The Company shall use reasonable efforts to cause any such Demand Registration to become effective under the Act not later than ninety (90) days after it receives a request under Section 9.2(a) hereof.

                        (c) EXPENSES. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses (as defined in Section 9.6) in connection therewith, whether or not such Demand Registration becomes effective.

                        (d) UNDERWRITING PROCEDURES. If holders of a majority of the Registrable Securities included in the Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 9.2(e). In such event, if the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall first reduce (to zero, if necessary) the amount of Securities sought to be included therein by the Company and any other Person who wishes to participate through the exercise of piggy-back registration rights and, if such reduction is not sufficient, reduce, pro rata based on the amounts included in the request for Demand Registration, the amount of Registrable Securities to be included by each holder. To the extent Registrable Securities so requested to be registered are excluded from the offering, then the holders of such Registrable Securities shall have the right to one additional Demand Registration under this
Section 9.2 with respect to such Registrable Securities.

                        (e) SELECTION OF UNDERWRITERS. If any Demand Registration of Registrable Securities is in the form of an underwritten offering, the holders holding a majority of the Registrable Securities to which the Demand Registration relates shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

                  9.3   PIGGY-BACK REGISTRATION.

                        (a) PIGGY-BACK RIGHTS. If the Company proposes to file a registration statement under the Act with respect to an offering by the Company for its own account or for the account of any other holder of registration rights exercising demand registration rights (such other holder or registration rights being "Demand Holder") of any class of equity securities (other than a registration statement on Form S-4 or S-8 or any successor or other forms not available for registering equity securities for sale to the public), then the Company shall give written notice of such proposed filing to each holder of Registrable Securities at least thirty (30) days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. The Company shall use its best efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Underwriter") to permit the holders of Registrable Securities that have requested to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the Demand Holder, as the case may be, included therein. Notwithstanding the foregoing, if in the opinion of the Underwriter the total amount or kind of securities which the holders of Registrable Securities, the Company and any other persons or entities intend to include in such offering (the "Total Securities") is sufficiently large so as to have a material adverse effect on the distribution of the Total Securities, then the amount or kind of securities to be offered for the account of such holders of Registrable Securities and such other persons or entities other than (i) the Company, if such registration is being filed for the Company's own account, or (ii) the Demand Holders, if such registration is being made at the demand of a Demand Holder, shall be reduced pro rata (to zero, if necessary) to the extent necessary to reduce the Total Securities to the amount recom mended by the Underwriter.

                        (b)   EXPENSES.  The Company shall bear all
Registration Expenses in connection with any registration pursuant to this
Section 9.3.

                  9.4   HOLDBACK AGREEMENTS.

                        (a) RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, each holder of Registrable Securities participating in such registration agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten (10) Business Days prior to, and during the ninety (90) days beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the Underwriter in the case of an underwritten public offering.

                        (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities (except pursuant to registrations on Form S-4 or S-8 or any successor or other forms not available for registering equity securities for sale to the public) during the ten (10) Business Days prior to, and during the ninety (90) day period beginning on, the later of (i) the effective date of any registration statement in which the holders of Registrable Securities are participating and (ii) the commencement of a public distribution of the Registrable Securities pursuant to such registration statement.

                  9.5   REGISTRATION PROCEDURES.

                        (a)   OBLIGATIONS OF THE COMPANY.  Whenever
registration of Registrable Securities has been requested pursuant to Section
9.2 or 9.3 of this Agreement, the Company shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as soon as reasonably practicable:

                              (i) prepare and file with the SEC (in any event not later than thirty (30) business days after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement on any form for which the Company then qualifies which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective under the Act; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide counsel selected by the holders of a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                           (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                           (iii) furnish to each seller of Registrable
      Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such regis tration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (iv) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities requests, and to continue such qualification in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 9.5(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                           (v) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                           (vi) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                           (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Underwriter, if any, selected as provided in Sections 9.2 or 9.3) and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities;

                           (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspec tors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                           (ix) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                           (x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                           (xi) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Act;

                           (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed (including NASDAQ), provided, that the applicable listing requirements are satisfied;

                           (xiii) provide officers' certificates and other customary closing documents;

                           (xiv) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                           (xv) use reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

                        (b)   NOTICE TO DISCONTINUE.  Each holder of
Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.5(a)(vi), such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Sec tion 9.5(a)(vi) and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in Section 9.5(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 9.5(a)(vi) to and including the date when the holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 9.5(a)(vi).

                  9.6 REGISTRATION EXPENSES. The Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, Section 9 of this Agreement, including without limitation, (i) SEC, stock exchange, NASDAQ and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with secu rities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained by the Company and the reasonable fees, charges and expenses of any special experts retained by the Company in connection with any Demand Registration or piggy-back registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. In connection with each registration hereunder, the Company shall reimburse the holders of Registrable Securities being registered in such registration for the reasonable fees, charges and disbursements of not more than one counsel chosen by the holders of a majority of Registrable Securities being registered in such registration. All of the expenses described in this Section 9.6 are referred to herein as "Registration Expenses."

                  9.7   INDEMNIFICATION; CONTRIBUTION.

                        (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees, advisors and agents and each Person who controls (within the meaning of the Act or the Exchange Act) such holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein and provided further that the Company will not be liable to any holder of Registrable Securities or any person controlling such holder with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in the prospectus. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                        (b) INDEMNIFICATION BY HOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to Section 9.2 or 9.3 hereof, each such holder shall furnish to the Company in writing such information with respect to such holder as the Company may reason ably request or as may be required by law for use in connection with any such registration statement or prospectus and each holder, by its participation in such registration, agrees to indemnify, to the extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the holders of Registrable Securities, but only with respect to any such information furnished in writing by or on behalf of such holder.

                        (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "Registration Rights Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Registration Rights Indemnifying Party") after the receipt by the Registration Rights Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Registration Rights Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Registration Rights Indemnifying Party shall not relieve the Registration Rights Indemnifying Party of any liability that it may have to the Registration Rights Indemnified Party hereunder unless, and only to the extent that, such failure results in the Registration Rights Indemnifying Party's forfeiture of substantial rights or defenses. If notice of commencement of any such action is given to the Registration Rights Indemnifying Party as above provided, the Registration Rights Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Registration Rights Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Registration Rights Indemnified Party. The Registration Rights Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Registration Rights Indemnified Party unless (i) the Registration Rights Indemnifying Party agrees to pay the same, (ii) the Registration Rights Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Registration Rights Indemnified Party in its reasonable judgment, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Registration Rights Indemnified Party and the Registration Rights Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Registration Rights Indemnified Party which are different from or additional to those available to the Registration Rights Indemnifying Party. No Registration Rights Indemnifying Party shall, without the prior written consent of each Registration Rights Indemnified Party, settle, compromise or consent to the entry of any judgment unless such settlement, compromise or consent includes an unconditional release of the Registration Rights Indemnified Party from all liability relating thereto. In either of such cases the Registration Rights Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Registration Rights Indemnified Party. No Registration Rights Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                        (d) CONTRIBUTION. If the indemnification provided for in this Section 9.7 from the Indemnifying Party is unavailable to a Registration Rights Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Registration Rights Indemnified Party, shall contribute to the amount paid or payable by such Registration Rights Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnifying Party and Registration

Rights Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Registration Rights Indemnifying Party and Registration Rights Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Registration Rights Indemnifying Party or Registration Rights Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 9.7(a), 9.7(b) and 9.7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person.

                        9.8 RULE 144. The Company covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder; and that it shall take such further action as each holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether it has complied with such requirements.

            10.   TERMINATION.

                  10.1 TERMINATION. Subject to Section 10.2, this Agreement may be terminated at any time prior to the Closing:

                        (a) by the Purchasers or the Company if the Stockholder Meeting is held to consider the transactions contemplated hereby and the stockholders fail to approve the Proposal;

                        (b) by the Purchasers if there has been a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which breach is incurable or has not been cured by the Company within 10 days after written notice from the Purchasers; PROVIDED, HOWEVER, that no pending or threatened action, suit, proceeding or investigation questioning the validity of this Agreement or any action to be taken pursuant hereto or thereto or seeking to enjoin consummation of any of the transactions contemplated hereby or thereby, shall give the Purchasers any right to terminate this Agreement under this Section 10.1(a) except as set forth in paragraph (f) below;

                        (c) by the Company if there has been a material breach of any representation, warranty, covenant or agreement of the Purchasers contained in this Agreement, which breach is incurable or has not been cured by the Purchasers within 10 days after written notice from the Company;

                        (d) by the Purchasers if the Disclosure Schedules are not in form and substance satisfactory to the Purchasers;

                        (e) by the Company or the Purchasers, if the Closing shall not have occurred on or before December 31, 1997; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                        (f) by the Company or the Purchasers, if any judgment, injunction, order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree becomes final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement must use all reasonable efforts to remove such judgment, injunction, order or decree; or

                        (g) by mutual written consent of the Company and the Purchasers.

                  10.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the representation contained in Section 4.25 and the covenants and agreements contained in Sections 6.1.4(b), 6.1.5, 8, 10.2 and 11 shall survive the termination hereof.

            11.   MISCELLANEOUS.

                  11.1   PERFORMANCE; WAIVER.  The provisions of this
Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given (i) prior to the Closing, by written instrument executed and delivered by the Company and the Purchasers, and (ii) subsequent to the Closing, by written instrument executed and delivered by the Company and the holders of (x) 662/3% of the outstanding shares of Preferred Stock, if any, and (y) 662/3% of the Warrant Shares (as defined in Section 6.2.4(a)). The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision of any other provision or as a waiver of the provision itself.

                  11.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the applicable provisions of this Agreement, the Purchasers may assign any of their rights under any of this Agreement to any of their Affiliates, employees, members or partners. The Company may not assign any of its rights under this Agreement, except to a successor-in-interest to the Company, without the written consent of the Purchasers. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  11.3 NOTICES. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in Person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).

            If to the Company:

                  Platinum Entertainment, Inc.
                  20001 Butterfield Road, Suite 1400
                  Downers Grove, Illinois 60515
                  Telecopy:  (630) 769-0049
                  Attention:  Chief Executive Officer

            with a copies to:

                  Katten, Muchin & Zavis
                  525 West Monroe Street, Suite 1600
                  Chicago, Illinois
                  Telecopy:   (312) 902-1061
                  Attention:  Matthew S. Brown, Esq.

            If to the Purchasers:

                  SK-Palladin Partners, LP
                  c/o Palladin Capital, Inc.
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Telecopy:   (212) 641-5065
                  Attention:  Mark J. Schwartz

                  and

                  MAC Music LLC
                  c/o Alpine Equity Partners, L.P.
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Telecopy:   (212) 641-5148
                  Attention:  Lorraine E. Jackson, Esq.

            with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Telecopy:   (212) 757-3990
                  Attention:  Bruce A. Gutenplan, Esq.

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.

                  11.4 TRANSACTION EXPENSES. The Company shall pay all Transaction Expenses incurred by the Purchaser, regardless of whether or not the Closing occurs unless this Agreement has been terminated by the Company pursuant to Section 10.1(c) hereof.

                  11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  11.6 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of the Company and the Purchasers directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

                  11.7 HEADINGS; INTERPRETATION. The index and section headings herein are for convenience only and shall not affect the construction hereof. References to sections means sections of this Agreement unless the context otherwise requires. References to herein or hereof mean this Agreement.

                  11.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Purchasers, or between or among any agents, representatives, parents, Subsidiaries, Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof.

                  11.9 NO THIRD PARTY RIGHTS. Except for the indemnified parties, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debtholder of the Company) other than the parties hereto.

                  11.10 REMEDIES FOR BREACH. The parties agree that in addition to any other rights or remedies which may be available at law or equity, the parties shall be entitled to seek specific performance of any post-Closing duty or obligation of any party hereto.

                  11.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                         PLATINUM ENTERTAINMENT, INC.


                         By: /s/ STEVEN DEVICK
                             -------------------------------
                             Name:  Steven Devick
                             Title: Chief Executive Officer

                         MAC MUSIC LLC

                         By:   Alpine Equity Partners, L.P.,
                               Managing Member

                               By:   Alpine Equity Partners, LLC
                                     General Partner

                                     By: /s/ LISA A. HOOK
                                         -------------------------
                                         Name:  Lisa A. Hook
                                         Title: Managing Director

                         By:   Maroley Media Group LLC,
                               Managing Member

                               By: /s/ ANDREW B. LIPSHER
                                   -------------------------
                                   Name:  Andrew B. Lipsher
                                   Title: Executive Vice President

                         SK-PALLADIN PARTNERS, LP

                         By:   SK-Palladin Gen Par, LP,
                               General Partner

                               By:   SK-Palladin Gen Par, Inc.
                                     General Partner

                                           By: /s/ MARK J. SCHWARTZ
                                               --------------------------
                                               Name:  Mark J. Schwartz
                                               Title:  President and CEO

            EACH OF THE UNDERSIGNED, by execution hereof and delivery of a counterpart hereof hereby join and becomes a party to the foregoing Securities Purchase Agreement but only for purposes of Sections 6.3 and 11 thereof.

                        FRONTENAC VI LIMITED PARTNERSHIP



                              By: /s/ RODNEY L. GOLDSTEIN
                                  -------------------------
                                  Name:  Rodney L Goldstein
                                  Title:



                              /s/ STEVEN DEVICK
                              ----------------------------
                              Steven Devick



                              /s/ ANDREW J. FILIPOWSKI
                              ----------------------------
                              Andrew J. Filipowski



                              /s/ CRAIG DUCHOSSOIS
                              -----------------------------
                              Craig Duchossois

                              SCHEDULE 2.2



                            NUMBER OF SHARES                PORTION OF
         PURCHASER          OF PREFERRED STOCK  WARRANTS    PURCHASE PRICE
--------------------------------------------------------------------------------
MAC Music LLC               10,000              1,800,000   $10,000,000.00
--------------------------------------------------------------------------------
SK-Palladin Partners, LP    10,000              1,800,000   $10,000,000.00


ALLOCATION OF PURCHASE PRICE: The portion of the Purchase Price paid by each Purchaser shall be allocated ____% to the shares of Preferred Stock purchased by such Purchaser and ___% to the Warrants purchased by such Purchaser.*/

----------

*/ As soon as practicable, but no later than 15 days after the Closing Date (unless the parties agree to an extension beyond such date) the parties will in good faith attempt to reach agreement with respect to an allocation. If the parties are unable to agree, then the allocation shall be determined by an "Independent Financial Expert" within the meaning of, and chosen in the manner set forth in, the definition of "Current Market Price" in Section 1.12 of the Certificate of Designation.

                              MAC MUSIC LLC
                        SK-PALLADIN PARTNERS, LP
                 1285 Avenue of the Americas, 21st Floor
                      New York, New York 10019-6064



                                          October 28, 1997




Platinum Entertainment, Inc.
2001 Butterfield Road, Suite 1400
Downers Grove, Illinois 60515
Attention:  Steven Devick, Chief Executive Officer

Dear Sirs:

            Reference is made to the Investment Agreement (the "Investment Agreement), dated as of October 12, 1997, among Platinum Entertainment, Inc. (the "Company"), MAC Music LLC and SK-Palladin Partners, LP (collectively, the "Purchasers"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Investment Agreement.

            For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers, pursuant to
Section 11.1 of the Investment Agreement, hereby amend the Investment Agreement, effective as of the date hereof, as follows:

      A. Section 3.1, entitled "Conditions Precedent to the Obligations of the Purchasers," is hereby amended to add the following additional conditions:

            3.1.21 INVESTMENT BY STEVEN DEVICK. Steven Devick ("Devick") or, at his election, Platinum Venture Partners I, L.P. ("PV Partners") or officers and directors of the Company, or, with the prior consent of the Purchasers in their sole discretion, any other Person designated by Devick, shall have purchased from the Company, at the Closing, 2,500 shares in the aggregate of a new series of convertible preferred stock of the Company (the "New Preferred Stock") and a warrant exercisable into 450,000 shares of Common Stock (the "Devick Warrant"), for an aggregate cash purchase price of $2,500,000 (the "Purchase Price").

                  (a) The New Preferred Stock will be on a parity with, and have the same rights, preferences and limitations as the Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), which Certificate of the Powers, Designation, Preferences and Rights for the Series B Preferred Stock (the "Series B Certificate") is attached as Exhibit A to the Investment Agreement, as amended hereby, except that: (i) the New Preferred Stock will not be issued pursuant to the Investment Agreement and the holders of the New Preferred Stock will not be entitled to any of the rights of the Purchasers under the Investment Agreement, (ii) the Certificate of the Powers, Designations, Preferences and Rights governing the New Preferred Stock (the "New Certificate") will not contain voting rights (as set forth in Section 5 of the Series B Certificate), except as may be required by law, (iii) the New Certificate will not contain any rights upon a Change of Control (as set forth in Section 7 of the Series B Certificate) solely to the extent that any such rights would be triggered or otherwise exercisable (a) upon the acquisition of any shares of Common Stock of the Company pursuant to the exercise of any Warrant issued by the Company under the Investment Agreement, (b) upon the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 6.2.5 of the Investment Agreement, (c) upon the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 5.1 of the Series B Certificate or (d) otherwise as a result of the equity ownership or designation of directors by the Purchasers or their Affiliates, employees, partners or members, and (iv) the New Certificate will not contain any rights with respect to transactions with affiliates (as set forth in Section 8 of the Series B Certificate). In all respects, the New Certificate will be in a form and contain such terms (consistent with the foregoing sentence) as are reasonably acceptable to the Purchasers.

            In addition, as a covenant which shall survive the Closing Date, the Company agrees that it shall not enter at any time into any investment or other agreement, except with the prior consent of the holders of a majority of shares of Series B Preferred Stock, granting Devick, PV Partners or any other holders of the New Preferred Stock any additional rights or entitlements with respect to the New Preferred Stock which are otherwise not set forth in the New Certificate.

                  (b) The Devick Warrant shall contain the same terms as are set forth in the form of Warrant attached as Exhibit B to the Investment Agreement, as amended hereby; except that: (i) the Devick Warrant will not be issued pursuant to the Investment Agreement and the holders of the Devick Warrant will not be entitled to any of the rights of the Purchasers under the Investment Agreement, (ii) the Devick Warrant shall not provide for a conditional annual increase adjustment in warrant shares (as set forth in Section 6.1(f) of the Warrant) and (iii) the holders of the Devick Warrant will not have the Five Year Put (as set forth in Section 7 of the Warrant)), unless a majority in interest of the holders of Warrant Shares (issued or underlying the Warrants issued pursuant to the Investment Agreement) have exercised the Five Year Put, and (iv) the holders of the Devick Warrant shall have the Change of Control Put (as set forth in Section 7 of the Warrant), PROVIDED THAT, the Change of Control Put will not become triggered or otherwise exercisable (a) upon the acquisition of any shares of Common Stock of the Company pursuant to the exercise of any Warrant issued by the Company under the Investment Agreement, (b) upon the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 6.2.5 of the Investment Agreement, (c) upon the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 5.1 of the Series B Certificate or (d) otherwise as a result of the equity ownership or designation of directors by the Purchasers or their Affiliates, employees, partners or members. In all respects, the Devick Warrant will be in a form and contain such terms (consistent with the foregoing sentence) as are reasonably acceptable to the Purchasers.

            In addition, as a covenant which shall survive the Closing Date, the Company agrees that it shall not enter at any time into any investment or other agreement, except with the prior consent of the holders of a majority in interest of the Warrant Shares (issued or represented by the Warrants issued pursuant to the Investment Agreement), granting Devick, PV Partners or any other holders of the Devick Warrant any additional rights or entitlements with respect to the Devick Warrant which are otherwise not set forth in the Devick Warrant.

            3.1.22 AMENDMENT OF SERIES B CERTIFICATE. The Series B Certificate shall be amended to provide that the definition of "Conversion Price" in Section
1.11 therein shall mean the lesser of (1) $6.60 per share of Common Stock and
(2) 82.5 % of the average of the daily Closing Price per share of Common Stock for the 30 consecutive trading days following the public release by the Company of its consolidated earnings statement for the 1998 Fiscal Year; provided that if shares of Common Stock are not then traded on any national securities exchange or quoted by NASDAQ or a similar service, the Closing Price for the foregoing purposes shall be deemed to be the fair market value of a share of Common Stock as shall be determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority of the outstanding shares of Series B Preferred Stock disagree with the Board's determination of fair market value, then fair market value will be determined by an Independent Financial Expert (as defined in the Series B Certificate) in accordance with the provisions set forth in the definition of Current Market Price in the Series B Certificate.

            3.1.23 AMENDMENT OF PURCHASER WARRANTS. The form of Warrant Certificate to be delivered to each of the Purchasers at the Closing, which form is attached to the Investment Agreement as Exhibit B, shall be amended to provide that the definition of "Exercise Price" shall mean the lesser of (1) $6.60 per share of Common Stock and (2) 82.5% of the average of the daily Closing Price per share of Common Stock for the 30 consecutive trading days following the public release by the Company of its consolidated earnings statement for the 1998 Fiscal Year (the "Thirty Day Period"); provided that if shares of Common Stock are not then traded on any national securities exchange or quoted by NASDAQ or a similar service, the Closing Price for the foregoing purposes shall be deemed to be the fair market value of a share of Common Stock as shall be determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority in interest of the Warrant Shares issuable upon exercise of the Warrants disagree with the Board's determination of fair market value, then fair market value will be determined by an Independent Financial Expert (as defined in the Warrant) in accordance with the provisions set forth in the definition of Current Market Price in the Warrant. Notwithstanding the foregoing, if at any time prior to the expiration of the Thirty Day Period, no shares of the Series B Preferred Stock remain outstanding, the definition of "Exercise Price" shall mean $6.60 per share of common stock.

            3.1.24 DEVICK'S WAIVER OF CERTAIN REGISTRATION RIGHTS. Devick shall have delivered to the Purchasers an executed letter of forbearance addressed to each of the Purchasers and for the benefit of the holders of the Registrable Securities, in a form reasonably acceptable to the Purchasers, pursuant to which he agrees to waive his rights under section 3 (Piggyback Registrations) of that certain Amended and Restated Registration Rights Agreement, dated as of June 30, 1994, among the Company, Steven Devick and other holders of registrable securities thereunder, as amended, and to waive any other registration rights he may have from time to time, in each case, solely to the extent any such rights would permit him to register securities on a registration statement filed at the request of the holders of Registrable Securities under the Investment Agreement; PROVIDED that Devick may exercise such rights upon the written consent of at least 51% of the holders of Registrable Securities under the Investment Agreement.

            3.1.25 AMENDMENT OF EMPLOYMENT AGREEMENTS. The Company shall have delivered to the Purchasers an amendment to the Company's employment agreements with each of Devick, Douglas Laux ("Laux") and Thomas Leavens ("Leavens"), each such agreement dated as of June 1, 1997 (the "Employment Agreements"), duly executed by the Company and the respective employee, in a form reasonably acceptable to the Purchasers, providing that a "change of control", as that term is used in the Employment Agreements, shall not be deemed to have occurred: (i) upon the acquisition of any shares of Common Stock of the Company pursuant to the exercise of any Warrant issued by the Company under the Investment Agreement, (ii) upon the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 6.2.5 of the Investment Agreement,
(iii) upon the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 5.1 of the Series B Certificate or (iv) otherwise as a result of the equity ownership or designation of directors by the Purchasers or their Affiliates, employees, partners or members.

            3.1.26 AMENDMENT OF EMPLOYEE INCENTIVE PLANS. The Company shall have delivered to the Purchasers amendments to the Platinum Entertainment, Inc. 1995 Employee Incentive Compensation Plan (the "Incentive Plan"), the Platinum Entertainment, Inc. 1997 Stock Purchase Plan (the "Repurchase Plan", collectively, the "Plans") and any award or awards outstanding (which are not yet vested and exercisable) under the Plans to each of Devick, Laux and Leavens (the "Awards"), by action of the Board of Directors in accordance with the terms of the Plans, which provides that none of (i) the acquisition of any shares of Common Stock of the

Company pursuant to the exercise of any Warrant issued by the Company under the Investment Agreement, (ii) the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 6.2.5 of the Investment Agreement, (iii) the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 5.1 of the Series B Certificate or
(iv) the equity ownership or designation of directors by the Purchasers or their Affiliates, employees, partners or members, shall constitute a "Change of Control" as that term is defined in either the Incentive Plan or the Repurchase Plan and as that term applies to the Awards. The Company shall have delivered to the Purchasers on or before the Closing Date, in such form and containing such terms (consistent with the foregoing sentence) as are reasonably acceptable to the Purchasers, (a) duly authorized and executed amendments to the Plans and the Awards, and (b) consents to such amendment by each of Devick, Laux and Leavens in accordance with the terms of the Plans and the Awards.

            3.1.27 FISCAL 1998 BUDGET. The Company shall have delivered to the Purchasers a copy of the operating budget, by quarter, for the last nine months of the Company's fiscal year which began June 1, 1997 and ends May 31, 1998 (each such June to May period, a "Fiscal Year"), which operating budget, including, without limitation, the budget for promotion costs and artist advances, (i) shall contain substantially the same budgetary information communicated to the Purchasers by the Company through October 28, 1997 and (ii) shall be in a form reasonably acceptable to the Purchasers.

      B. Section 4 of the Investment Agreement, entitled, "Representation and Warranties of the Company," is hereby amended to add the following provision:

            4.29 CHANGE OF CONTROL PROVISIONS. Except for the employment agreements referenced in Section 3.1.25, the Incentive Plan and Repurchase Plan referenced in Section 3.1.26 and any outstanding awards granted thereunder, and the Credit Agreement, dated January 31, 1997, as amended, between the Company and the Bank of Montreal (and the ancillary loan documents thereto), the Company is not a party to any agreement or arrangement which would (x) permit the other party or parties thereto to accelerate such party's rights thereunder, unilaterally terminate such agreement or arrangement, or become entitled to any payments thereunder, (y) result in an event of default under such agreement or arrangement or (z) otherwise trigger any rights under a "change of control" or similar provision in any such agreement or arrangement as a result of (i) the acquisition of any shares of Common Stock of the Company pursuant to the exercise of any Warrant issued by the Company under the Investment Agreement,
(ii) the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 6.2.5 of the Investment Agreement, (iii) the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 5.1 of the Series B Certificate or (iv) the equity ownership or designation of directors by the Purchasers or their Affiliates, employees, partners or members.

      C. Section 6.2 of the Investment Agreement, entitled "Post-Closing Covenants" is hereby amended to add the following provisions:

            6.2.7 BOARD MEETINGS. Subsequent to the Closing Date, the Company shall hold a meeting of the full board of directors of the Company no less than once per quarter during the remainder of the current Fiscal Year and during each successive Fiscal Year.

            6.2.8 ANNUAL BUDGETS. Subsequent to the Closing Date, as soon as available, but no later than 60 days prior to each successive Fiscal Year, the Company shall deliver to the Board of Directors of the Company, for the approval contemplated by Section 6.2.5(b)(3) hereof, the annual operating budget for such Fiscal Year in the form of the budget delivered to the Purchasers pursuant to
Section 3.1.27 hereof or in such other form reasonably acceptable to the Purchasers.

      D. Section 9 of the Investment Agreement, entitled "Registration Rights" is hereby amended to add the following provision:

            9.9 RESTRICTIONS ON THE COMPANY. Following the date hereof, the Company shall not enter into any agreements granting registrations rights to any third party, or amend the provisions of any agreement in effect as of the date hereof granting registration rights to any third party, without the prior written consent of at least 51% of the holders of Registrable Securities.

            This amendment to the Investment Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                              Very Truly Yours,


MAC MUSIC LLC                         SK-PALLADIN PARTNERS, LP

By:  Alpine Equity Partners, L.P.,    By:   SK-Palladin Gen Par, LP,
      Managing Member                         General Partner

      By:  Alpine Equity Partners, LLC      By:  SK-Palladin Gen Par, Inc.
           General Partner                        General Partner

      By:    /s/ LISA A. HOOK                   By:    /s/ MARK J. SCHWARTZ
             -------------------------                 -------------------------
      Name:  Lisa A. Hook                       Name:  Mark J. Schwartz
      Title: Managing Director                  Title: President and
                                                       Chief Executive Officer
By:   Maroley Media Group LLC,
      Managing Member

        By:    /s/ ANDREW B. LIPSHER
               -----------------------
        Name:  Andrew B. Lipsher
        Title: Executive Vice President

Accepted and Agreed to as
of the date first written above:

PLATINUM ENTERTAINMENT, INC.

       /s/ STEVEN DEVICK
------------------------------
Name:  Steven Devick
Title: Chief Executive Officer

THE UNDERSIGNED, by execution hereof and delivery of a counterpart hereof, joins and becomes a party to the foregoing amendments to the Investment Agreement, but only with respect to the undersigned's agreement to take the actions, in the undersigned's individual capacity, which are contemplated in Sections 3.1.21, 3.1.24, 3.1.25, and 3.1.26 hereof.


       /s/ STEVEN DEVICK
------------------------------
       Steven Devick

                              MAC MUSIC LLC
                        SK-PALLADIN PARTNERS, LP
                 1285 Avenue of the Americas, 21st Floor
                      New York, New York 10019-6064



                                          October 30, 1997



Platinum Entertainment, Inc.
2001 Butterfield Road, Suite 1400
Downers Grove, Illinois 60515
Attention:  Steven Devick, Chief Executive Officer

Dear Sirs:

            Reference is made to the Investment Agreement, dated as of October 12, 1997, among Platinum Entertainment, Inc. (the "Company"), MAC Music LLC and SK-Palladin Partners, LP (collectively, the "Purchasers"), as amended by the Letter Amendment between the parties dated October 28, 1997 (the "Amended Investment Agreement"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Amended Investment Agreement.

            For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers, pursuant to
Section 11.1 of the Amended Investment Agreement, hereby amend the Amended Investment Agreement, effective as of the date hereof, as follows:

      A. Section 3.1.22 in the Amended Investment Agreement, entitled "Amendment of Series B Certificate," is hereby amended and restated as follows:

            3.1.22   AMENDMENT OF SERIES B CERTIFICATE.

                  (a) The Series B Certificate shall be amended to provide that the definition of "Conversion Price" in Section 1.11 therein shall mean the lesser of (1) $6.60 per share of Common Stock and (2) 82.5 % of the average of the daily Closing Price per share of Common Stock for the 30 consecutive trading days following the public release by the Company of its consolidated earnings statement for the 1998 Fiscal Year; provided that if shares of Common Stock are not then traded on any national securities exchange or quoted by NASDAQ or a similar service, the Closing Price for the foregoing purposes shall be deemed to be the fair market value of a share of Common Stock as shall be determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority of the outstanding shares of Series B Preferred Stock disagree with the Board's determination of fair market value, then fair market value will be determined by an Independent Financial Expert (as defined in the Series B Certificate) in accordance with the provisions set forth in the definition of Current Market Price in the Series B Certificate.

                        (b) Section 7.1 of Series B Certificate shall be amended to add, immediately following the first sentence therein, the following:
"The Repurchase Price will be payable (x) in cash, in the case of a Change of Control pursuant to clause (i) through (iii) of the definition of a Change of Control and (y), at the Company's election, either in cash or in Common Stock, in the case of a Change of Control pursuant to clause (iv) of the definition of a Change of Control. In the event that the Company elects to pay the Repurchase Price in Common Stock, such Common Stock shall be concurrently registered under the Act and under the securities or blue sky laws of any jurisdiction designated by any holder of Series B Preferred Stock which accepts the Change of Control Offer."

                              Section 7.1 shall be further amended to provide
that the definition of "Repurchase Price" shall mean, with respect to each share of Series B Preferred Stock, (x) if paid in cash, 110% of the sum of the Liquidation Value thereof and any accrued and unpaid dividends thereon to the date of such purchase, or (y) if paid in Common Stock, 125% of the sum of the Liquidation Value thereof and any accrued and unpaid dividends thereon to the date of such purchase.

                        (c) The second sentence of Section 7.2 of the Series
B Certificate shall be amended to strike the word "and" immediately prior to "(v)" therein, and to insert, immediately prior to the period in the second sentence thereof the following: "and (vi) in the event of a Change of Control pursuant to clause (iv) of the definition of a Change of Control, the terms, amount and kind of consideration paid or to be paid and the identity, if known by the Company, of the Person or Group of Persons triggering such Change of Control and whether the Company is electing to pay the Repurchase Price in cash or Common Stock."


      B. The terms of the New Preferred Stock shall include each of the amendments to the Series B Preferred Stock made hereby.

            This amendment to the Amended Investment Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                              Very Truly Yours,


MAC MUSIC LLC                         SK-PALLADIN PARTNERS, LP

By:  Alpine Equity Partners, L.P.,    By:   SK-Palladin Gen Par, LP,
      Managing Member                         General Partner

      By:  Alpine Equity Partners, LLC      By:  SK-Palladin Gen Par, Inc.
           General Partner                        General Partner

      By:    /s/ LISA A. HOOK               By:     /s/ MARK J. SCHWARTZ
          ----------------------------          -------------------------------
      Name:  Lisa A. Hook                   Name:   Mark J. Schwartz
      Title: Managing Director              Title:  President and
                                                    Chief Executive Officer
By:   Maroley Media Group LLC,
      Managing Member

      By:    /s/ ANDREW B. LIPSHER
          ---------------------------
      Name:  Andrew B. Lipsher
      Title: Executive Vice President

Accepted and Agreed to as
of the date first written above:

PLATINUM ENTERTAINMENT, INC.

       /s/ STEVEN DEVICK
-------------------------------------
Name:  Steven Devick
Title: Chief Executive Officer

                              MAC MUSIC LLC
                        SK-PALLADIN PARTNERS, LP
                 1285 Avenue of the Americas, 21st Floor
                      New York, New York 10019-6064



                                          November 26, 1997



Platinum Entertainment, Inc.
2001 Butterfield Road, Suite 1400
Downers Grove, Illinois 60515
Attention:  Steven Devick, Chief Executive Officer

Dear Sirs:

            Reference is made to the Investment Agreement, dated as of October 12, 1997, among Platinum Entertainment, Inc. (the "Company"), MAC Music LLC and SK-Palladin Partners, LP (collectively, the "Purchasers"), as amended by the Letter Amendment between the parties dated October 28, 1997 and the Letter Amendment between the parties dated October 30, 1997 (the "Investment Agreement"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Amended Investment Agreement.

            For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers, pursuant to
Section 11.1 of the Investment Agreement, hereby amend the Investment Agreement, effective as of the date hereof, as follows:

      A. Section 3.1.22(a) in the Investment Agreement, entitled "Amendment of Series B Certificate," is hereby amended and restated as follows:

                  (a) The Series B Certificate shall be amended to provide that the definition of "Conversion Price" in Section 1.11 therein shall mean (x) prior to the expiration of the Thirty Day Period (as defined below), the average of the closing bid and closing ask price per share of Common Stock as quoted by NASDAQ or a similar service on the date of the Stockholder Meeting, subject to adjustment pursuant to Section 4 of the Series B Certificate (the "Initial Conversion Price"), or (y) after the expiration of the Thirty Day Period, the lesser of (1) the Initial Conversion Price and (2) 100% of the average of the daily Closing Price per share of Common Stock for the 30 consecutive trading days following the public release by the Company of its consolidated earnings statement for the 1998 Fiscal Year (the "Thirty Day Period"), subject to appropriate adjustment for the events described in Section 4.5(a) of the Series B Certificate if any such event occurs during the Thirty Day Period; provided that if shares of Common Stock are not then traded on any national securities exchange or quoted by NASDAQ or a similar service, the Closing Price for the foregoing purposes shall be deemed to be the fair market value of a share of Common Stock as shall be determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority of the outstanding shares of Series B Preferred Stock disagree with the Board's determination of fair market value, then fair market value will be determined by an Independent Financial Expert (as defined in the Series B Certificate) in accordance with the provisions set forth in the definition of Current Market Price in the Series B Certificate. The Conversion Price as determined in accordance with the foregoing shall be adjusted from time to time in accordance with the provisions of Section 4 of the Series B Certificate.


      B. The terms of the New Certificate shall be amended to conform to the amendments to the terms of the Series B Preferred Stock made hereby, provided that the New Certificate, including such amendments, be in a form reasonably acceptable to the Purchasers.

      C. Section 3.1.23 of the Investment Agreement, entitled "Amendment of Purchaser Warrants," is hereby amended and restated as follows:

                  3.1.23 AMENDMENT OF PURCHASER WARRANTS. The form of Warrant Certificate to be delivered to each of the Purchasers at the Closing, which form is attached to the Investment Agreement as Exhibit B, shall be amended to provide that the definition of "Exercise Price" shall mean (x) prior to the expiration of the Thirty Day Period (as defined below), the Initial Exercise Price (as defined below), subject to adjustment pursuant to Section 6 of the Warrant, or (y) after the expiration of the Thirty Day Period, the lesser of (1) the Initial Exercise Price and (2) 82.5% of the average of the daily Closing Price per share of Common Stock for the 30 consecutive trading days following the public release by the Company of its consolidated earnings statement for the fiscal year ending May 31, 1998 (the "Thirty Day Period"), subject to appropriate adjustment for the events described in Section 6.1(a) of the Warrant if any such event occurs during the Thirty Day Period; provided that if shares of Common Stock are not then traded on any national securities exchange or quoted by NASDAQ or a similar service, the Closing Price for the foregoing purposes shall be deemed to be the fair market value of a share of Common Stock as shall be determined in good faith by the Board of Directors of the Company. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority in interest of the Warrant Shares issuable upon exercise of the Warrants disagree with the Board's determination of fair market value, then fair market value will be determined by an Independent Financial Expert (as defined in the Warrant) in accordance with the provisions set forth in the definition of Current Market Price in the Warrant. Notwithstanding the foregoing, if at any time prior to the expiration of the Thirty Day Period, no shares of Series B Preferred Stock remain outstanding, the definition of "Exercise Price" shall mean the Initial Exercise Price. The Exercise Price as determined in accordance with the foregoing shall be adjusted from time to time in accordance with the provisions of Section 6 of the Warrant.

            The "Initial Exercise Price" shall mean $6.25 per share of Common Stock; provided that if the average of the closing bid and closing ask price per share of Common Stock as quoted by NASDAQ or a similar service on the date of the Stockholder Meeting (the "Bid-Ask Price") is greater than $6.60, then the Initial Exercise Price shall be:

          [     (22,500,000/Bid-Ask Price) x (Bid-Ask Price - 6.60)          ]
  $6.25 - [ [ ----------------------------------------------------- ] x .50  ]
                                  4,050,000

      D. The terms of the Devick Warrant shall be amended to conform to the amendments to the terms of the Warrants to be issued to the Purchasers pursuant to the Investment Agreement made hereby, provided that the form of the Devick Warrant, including such amendments, is reasonably acceptable to the Purchasers.

            This third amendment to the Investment Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

                              Very Truly Yours,


MAC MUSIC LLC                         SK-PALLADIN PARTNERS, LP

By:  Alpine Equity Partners, L.P.,    By:   SK-Palladin Holdings, LP,
      Managing Member                         General Partner

      By:  Alpine Equity Partners, LLC      By:  SK-Palladin Gen Par, Inc.
           General Partner                        General Partner

      By:    /s/ LISA A. HOOK                   By:    /s/ MARK J. SCHWARTZ
         -----------------------------              ----------------------------
      Name:  Lisa A. Hook                       Name:  Mark J. Schwartz
      Title: Managing Director                  Title: President and
                                                       Chief Executive Officer
By:   Maroley Media Group LLC,
      Managing Member

      By:    /s/ ANDREW B. LIPSHER
         -----------------------------
      Name:  Andrew B. Lipsher
      Title: Executive Vice President

Accepted and Agreed to as
of the date first written above:

PLATINUM ENTERTAINMENT, INC.

       /s/ STEVEN DEVICK
--------------------------
Name:  Steven Devick
Title: Chief Executive Officer